                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:

Check the appropriate box:

[X]Preliminary Information Statement

[_]Confidential, for Use of the Commission Only (as permitted by rule 14c-
   5(d)(2)

[_]Definitive Information Statement

                               UTILX CORPORATION
    -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[X]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1) Title of each class of securities to which transaction applies: Common
       Stock

   (2) Aggregate number of securities to which transaction applies: 2,463,675

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $6.125

   (4) Proposed maximum aggregate value of transaction: $15,090,010

   (5) Total fee paid: $3,018*

[_]Fee paid previously with preliminary materials

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: $11,084

   (2) Form, Schedule or Registration Statement No.: Schedule TO

   (3) Filing Party: InfrastruX Acquisition, Inc., InfrastruX Group, Inc. and
       Puget Sound Energy, Inc.

   (4) Date Filed: June 30, 2000

--------
* This amount is completely offset by the $11,084 fee previously paid in connection with the filing of the Schedule TO by InfrastruX Acquisition, Inc., InfrastruX Group, Inc. and Puget Sound Energy, Inc. on June 30, 2000, in connection with the first step of the transactions of which the merger that is the subject of this information statement is a part.

                          [LOGO OF UTILX CORPORATION]

                               22820 RUSSELL ROAD
                                 P.O. BOX 97009
                          KENT, WASHINGTON 98064-9709

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 2000

                               ----------------

                                                                  August 9, 2000

TO THE STOCKHOLDERS OF UTILX CORPORATION:

   We will hold a special meeting of our stockholders on September 15, 2000 at 10 a.m., local time, at the offices of Perkins Coie llp, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101.

   As described in the enclosed information statement, at the special meeting, you will:

     1. Consider and vote upon a proposal to approve and adopt a merger agreement dated as of June 28, 2000, by and among UTILX Corporation ("UTILX"), InfrastruX Group, Inc. ("InfrastruX Group"), and a wholly-owned subsidiary of InfrastruX Group, providing for, among other things, the merger of InfrastruX Group's subsidiary with and into UTILX. Following the merger, UTILX will continue as the surviving corporation and will become a wholly-owned subsidiary of InfrastruX Group; and

     2. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   UTILX's board of directors has approved the merger agreement and the merger.

   The merger will constitute the second and final step of the acquisition of UTILX by InfrastruX Group. The first step was a tender offer commenced by InfrastruX Group through InfrastruX Group's subsidiary on June 30, 2000 for all of the outstanding shares of common stock of UTILX at a purchase price of $6.125 per share, net to the seller in cash. The offer expired on July 28, 2000, and InfrastruX Group's subsidiary purchased approximately 6,584,685 shares (representing approximately 88% of the shares outstanding on such date).

   Upon the completion of the merger, all shares (other than shares owned by InfrastruX Group or any of its affiliates, shares held by UTILX as treasury stock, or shares held by any stockholders of UTILX who have properly exercised appraisal rights), will be converted into the right to receive $6.125 per share in cash, without interest thereon. InfrastruX Group currently anticipates that the merger will be completed in September 2000, or as promptly as practicable thereafter.

   Holders of record of UTILX common stock at the close of business on August 9, 2000 will be entitled to vote at the special meeting or any adjournment or postponement. As of the record date, InfrastruX Group and its affiliates own an aggregate of 6,584,685 shares, representing approximately 88% of all shares outstanding on that date. The approval of the holders of a majority of all outstanding shares is sufficient to approve and adopt the merger agreement and the merger. Therefore, InfrastruX Group can cause the merger to occur without the affirmative vote of any other stockholder. InfrastruX Group is obligated to vote all shares it owns in favor of approving and adopting the merger agreement.

   If the merger is completed, holders of shares who do not vote in favor of approval and adoption of the merger agreement and who otherwise comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (a copy of which can be found in Annex B of the attached information statement) will be entitled to receive such consideration as may be determined to be due under such provisions.

   Please read the attached information statement carefully. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

   Please do not send in your share certificates at this time. If the merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

                                          By Order of UTILX Board

                               UTILX CORPORATION
                               22820 Russell Road
                                 P.O. Box 97009
                          Kent, Washington 98064-9709
                                 (253) 395-0200

                             INFORMATION STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 2000

                               ----------------

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

   This information statement is being furnished to the holders of common stock of UTILX Corporation, a Delaware corporation ("UTILX"), in connection with the special meeting of stockholders of UTILX to be held on September 15, 2000 at 10 a.m., local time, at the offices of Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the merger agreement, dated June 28, 20000, among UTILX, InfrastruX Group, Inc. ("InfrastruX Group") and a subsidiary of InfrastruX Group, and the merger, as described in this information statement; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

   The merger is the second step of InfrastruX Group's two-part acquisition of UTILX. The first step was a tender offer commenced by a subsidiary of InfrastruX Group on June 30, 2000 for all of the outstanding shares of UTILX at a purchase price of $6.125 per share, net to the seller in cash. Pursuant to the offer, which expired on July 28, 2000, InfrastruX Group's subsidiary purchased 6,584,685 shares (representing approximately 88% of the shares outstanding on such date).

   Holders of record of UTILX common stock at the close of business on August 9, 2000 will be entitled to vote at the special meeting or any adjournment or postponement.

   InfrastruX Group can cause the merger to occur without the affirmative vote of any other holder of shares. InfrastruX Group has agreed pursuant to the merger agreement to vote all shares it beneficially owns in favor of approval and adoption of the merger agreement.

   Please do not send any certificates for your stock at this time. Please read this information statement carefully.

   THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  Information Statement dated August 9, 2000, and first mailed to stockholders
on August   , 2000.

                                    CONTENTS

SUMMARY TERM SHEET........................................................   1
THE SPECIAL MEETING.......................................................   4
  Time, Place, Date.......................................................   4
  Purpose of the Special Meeting..........................................   4
  Record Date; Quorum; Outstanding Shares Entitled to Vote................   4
  Vote Required...........................................................   4
  Surrender of Certificates and Payment Procedures........................   4
THE MERGER................................................................   6
  Background of the Offer and the Merger..................................   6
  Recommendation and Reasons of UTILX Special Committee...................   7
  Opinion of Financial Advisor to the UTILX Special Committee.............  10
  Purpose and Structure of the Merger; Reasons of InfrastruX Group for the
   Merger.................................................................  14
  Plans for UTILX after the Merger........................................  15
  Merger Agreement........................................................  15
  Delisting of UTILX Shares Following the Merger..........................  21
  Regulatory Approvals....................................................  21
  Financing of the Merger.................................................  21
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................  21
TRANSACTIONS BETWEEN INFRASTRUX GROUP AND UTILX...........................  22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.....................  23
APPRAISAL RIGHTS..........................................................  25
CERTAIN INFORMATION CONCERNING UTILX AND THE SHARES GENERALLY.............  27
CERTAIN INFORMATION CONCERNING INFRASTRUX GROUP AND INFRASTRUX GROUP'S
 SUBSIDIARY...............................................................  28
OWNERSHIP OF SHARES.......................................................  28
ADDITIONAL AND AVAILABLE INFORMATION......................................  28
OTHER MATTERS.............................................................  29
ANNEX A--Opinion of Banc of America Securities, LLC dated June 28, 2000... A-1
ANNEX B--Section 262 of the General Corporation Law of the State of
 Delaware Relating to Appraisal Rights.................................... B-1
ANNEX C--The Merger Agreement............................................. C-1

                               SUMMARY TERM SHEET

   The merger of InfrastruX Acquisition, Inc. ("Purchaser"), a wholly-owned subsidiary of InfrastruX Group, Inc. ("InfrastruX Group") with and into UTILX Corporation ("UTILX") will constitute the second and final step of the acquisition of UTILX by InfrastruX Group. The first step was a tender offer commenced by InfrastruX Group through its subsidiary on June 30, 2000, for all of the outstanding shares of UTILX for $6.125 per share, net to the seller in cash. Pursuant to the offer, which expired on July 28, 2000, InfrastruX Group's subsidiary purchased 6,584,685 shares representing approximately 88% of the shares outstanding on the record date. The following are some questions you, as a stockholder of UTILX, may have and the answers to those questions. We urge you to carefully read the remainder of this information statement because the information provided in this summary is not complete and additional important information is contained in the remainder of this information statement. Stockholders are urged to read this information statement and the annexes in their entirety.

When and Where is the Special Meeting?

   UTILX will hold a special meeting of stockholders on September 15, 2000, at 10 a.m., local time, at the offices of Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101. See "The Special Meeting."

Is My Vote Required to Approve the Merger?

   No. The affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares as of the record date will be required to approve and adopt the merger agreement. InfrastruX Group has agreed to vote all of the shares it owns in favor of the approval and adoption of the merger agreement. Because InfrastruX Group and its affiliates own approximately 88% of the outstanding shares on the record date, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER. YOU ARE NOT BEING ASKED FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE. If you wish to vote your shares, you may do so only by attending the special meeting. See "The Special Meeting."

Who Are the Parties to the Transaction?

   InfrastruX Group is a Washington corporation with its principal offices located at 411--108th Avenue N.E., Bellevue, Washington 98004. InfrastruX Group is a wholly owned subsidiary of Puget Sound Energy, Inc. ("Puget"). InfrastruX Group was formed in June, 2000 by Puget to acquire network infrastructure services companies serving the utility and telecommunications industries. InfrastruX Group currently has no business or operations. Puget is an investor-owned public utility incorporated in the State of Washington furnishing electric and gas service to a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State.

   InfrastruX Group's wholly-owned subsidiary is a Delaware corporation incorporated in June, 2000. It has not carried on any activities other than those incident to its formation, the execution and delivery of the merger agreement and the commencement of, and purchase of shares pursuant to, the offer. Its principal offices are located at 411--108th Avenue N.E., Bellevue, Washington 98004.

   UTILX is a Delaware corporation with its principal offices located at 22820 Russell Road, P.O. Box 97009, Kent, Washington 98064. UTILX provides specialty services and products to electric, telecommunications, natural gas, water sewer, and other utilities in the United States and around the world, and drilling equipment to contractors and other users outside the United States.

What Will I Receive in Exchange for My Shares of UTILX?

   Upon consummation of the merger, all shares (other than shares owned by InfrastruX Group or any of its affiliates, shares held by UTILX as treasury stock, or shares held by any stockholders of UTILX who have properly exercised appraisal rights) will be converted into the right to receive $6.125 per share, net to the seller in cash, without interest thereon. See "The Merger--Merger Agreement."

Is There an Agreement Governing the Merger?

   Yes. InfrastruX Group, its subsidiary and UTILX entered into a merger agreement dated as of June 28, 2000. The merger agreement provides, among other things, for the terms and conditions of the offer and the merger of InfrastruX Group's subsidiary into UTILX following the offer. See "The Merger--Purpose and Structure of the Merger; Reasons of InfrastruX Group for the Merger".

What Does UTILX Board of Directors Think of the Merger?

   UTILX board, acting through a special committee consisting solely of disinterested directors, recommends that its stockholders approve and adopt the merger agreement and the merger. See "The Merger--Recommendation and Reasons of UTILX Special Committee."

   In reaching its decision to approve and adopt the merger agreement and to recommend that UTILX stockholders approve and adopt the merger agreement, UTILX Special Committee considered a number of factors. See "The Merger-- Recommendation and Reasons of UTILX Special Committee."

Did UTILX Receive an Opinion from its Financial Advisor?

   Yes. Banc of America Securities, LLC ("BAS"), UTILX's financial advisor, delivered to UTILX's board its written opinion dated as of June 28, 2000, that, as of the date of such opinion, the cash consideration to be received by the holders of UTILX shares in the offer and the merger is fair from a financial point of view to UTILX stockholders (other than InfrastruX Group and its affiliates). A copy of the full text of the written opinion of BAS, which sets forth, among other things, the opinion expressed, assumptions made, procedures followed, matters considered, and limitations of review undertaken in connection with the opinion, is attached to this information statement as Annex A and should be read in its entirety. See "The Merger--Opinion of Financial Advisor to UTILX Special Committee" and Annex A.

When Do the Companies Expect to Complete the Merger?

   InfrastruX Group expects to complete the merger in September 2000, or as promptly as practicable thereafter. The merger will become effective at such time as the merger is approved by the stockholders of UTILX as of the record date and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. See "The Merger."

Can the Merger Agreement Be Terminated?

   The merger agreement may be terminated by either InfrastruX Group or UTILX under certain circumstances. See "The Merger--Merger Agreement."

Is Infrastrux Group's Financial Condition Relevant?

   We do not believe InfrastruX Group's financial condition is relevant because the form of payment consists solely of cash and InfrastruX Group has advised us that funding will be readily obtainable.

What Will Happen to UTILX After the Merger Is Consummated?

   After consummation of the merger, UTILX will become a wholly-owned subsidiary of InfrastruX Group and the former holders of UTILX shares will no longer possess any interest in UTILX. Promptly upon consummation of the merger, UTILX will terminate the registration of the shares under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, upon termination of the registration of the shares under the Exchange Act, the shares will no longer be eligible for inclusion in the Nasdaq National Market System. See "The Merger-- Delisting of UTILX Shares Following the Merger."

Do Any Existing or Former Members of UTILX's Management or Board of Directors Have Interests in the Merger Other than as Stockholders of UTILX?

   Yes. Certain existing and former members of UTILX's management and board (as well as employees of UTILX) have interests in the merger other than as stockholders relating to, among other things, (i) the exchange of outstanding options for a cash payment and (ii) the terms of employment agreements between UTILX and William Weisfield, the President and Chief Executive Officer of UTILX, providing for cash payments and other benefits upon termination of employment. See "Interests of Certain Persons in the Merger."

Should I Send in My Stock Certificates Now?

   No. A letter of transmittal for use in surrendering share certificates and obtaining payment for surrendered UTILX shares will be mailed to stockholders promptly following the effective time of the merger. See "The Merger." CERTIFICATES REPRESENTING UTILX SHARES SHOULD NOT BE SENT IN UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS, AND THEN SHOULD BE SURRENDERED ONLY IN ACCORDANCE WITH SUCH INSTRUCTIONS.

Will I Have to Pay Taxes on the Consideration I Receive for My Shares in the Merger?

   The receipt of cash by a UTILX stockholder pursuant to the merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "Certain United States Federal Income Tax Consequences." ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

Are Any Regulatory Approvals Required?

   InfrastruX Group filed the required Premerger Notification and Report Forms with respect to the offer and the merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission on April 27, 2000. The applicable waiting period expired on July 15, 2000. See "The Merger--Regulatory Approvals."

   UTILX and InfrastruX Group believe that there are no other material regulatory or governmental approvals required in order for the merger to be consummated.

Can I Exercise Appraisal Rights?

   Stockholders of UTILX are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware as to shares owned by them. A summary description of Section 262 is set forth in "Appraisal Rights" and Section 262 is reprinted in its entirety as Annex B to this information statement. All references in "Appraisal Rights" and Section 262 to a "stockholder" are to the record holder of the shares as to which appraisal rights are asserted. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps set forth in
Section 262 properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

   For more information regarding appraisal rights, see Annex B. Annex B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so because failure to comply strictly with the procedures set forth in Annex B may result in the loss of appraisal rights.

                              THE SPECIAL MEETING

Time, Place, Date

   This information statement is being furnished to the holders of outstanding shares of UTILX in connection with the special meeting to be held on September 15, 2000, at 10 a.m., local time, at the offices of Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101, including any adjournments or postponements thereof.

Purpose of the Special Meeting

   At the special meeting, stockholders of UTILX will consider and vote upon a proposal to approve and adopt the merger agreement, dated as of June 28, 2000, among UTILX, InfrastruX Group and InfrastruX Acquisition, Inc., a wholly-owned subsidiary of InfrastruX Group, pursuant to which InfrastruX Group's subsidiary will be merged with and into UTILX with UTILX as the surviving corporation at and after the effective time of the merger. The merger agreement is attached as Annex C to this information statement. Stockholders will also consider such other business as may properly come before the meeting.

Record Date; Quorum; Outstanding Shares Entitled to Vote

   The record date for the special meeting has been fixed as the close of business on August 9, 2000. Only holders of record of shares on the record date are entitled to vote at the special meeting. Holders of shares on the record date are entitled to one vote on matters properly presented at the special meeting for each share held.

   On the record date, there were 7,475,944 shares outstanding. The outstanding shares were held of record by approximately 342 registered holders. The presence in person of holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the special meeting. Because the shares owned by InfrastruX Group and its affiliates will be represented at the special meeting, a quorum will be present, even if no other stockholders are present.

Vote Required

   Pursuant to the Certificate of Incorporation of UTILX, the merger agreement must be approved and adopted by the affirmative vote of the holders of two-thirds of the total number of outstanding shares. Abstentions of shares that are present at the special meeting and broker non-votes will each have the same effect as a vote against approval and adoption of the merger agreement. Pursuant to the merger agreement, InfrastruX Group and its affiliates are required to vote their shares for approval and adoption of the merger agreement. As of the record date, InfrastruX Group and its affiliates beneficially own 6,584,685 shares (approximately 88% of all outstanding shares). Because the approval of the holders of a majority of all outstanding shares is sufficient to approve and adopt the merger agreement, InfrastruX Group can cause the merger to occur without the affirmative vote of any other stockholder. You are not being asked for a proxy and you are requested not to send one. If you wish to vote your shares, you may do so only by attending the special meeting in person.

   A stockholder who wishes to exercise appraisal rights under Delaware law must not vote his or her shares in favor of the approval and adoption of the merger agreement. An abstention or broker non-vote will not constitute a waiver of a stockholder's appraisal rights or the written notice of intent to exercise appraisal rights required under Section 262 of Delaware law. See "Appraisal Rights" and Annex B.

Surrender of Certificates and Payment Procedures

   As soon as practicable after the effective time, ChaseMellon Shareholder Services, LLC, the paying agent, will mail to each record holder of a certificate representing an outstanding share a letter of transmittal and instructions for effecting the surrender of such certificate. Upon surrender to the paying agent of a certificate representing a share, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the paying agent, the holder of such certificate shall be entitled to receive $6.125 per share in cash, without interest thereon. Until surrendered in accordance with the foregoing instructions, each certificate representing a share will represent for all purposes only the right to receive $6.125 per share in cash, without interest thereon.

   You should not send your share certificates to the paying agent now. Share certificates should be sent to the paying agent only pursuant to instructions set forth in the letter of transmittal, which will be mailed to you as soon as practicable after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this information statement, the merger agreement and the letter of transmittal.

   Any merger consideration made available to the paying agent that remains unclaimed by stockholders for six months after the effective time will be delivered to UTILX and any stockholders who have not surrendered their certificates prior to that time must look to UTILX for payment of their claim for merger consideration.

   Any questions concerning payment procedures and requests for letters of transmittal may be addressed to the paying agent at 1-800-777-3674 (toll free).

                                  THE MERGER

Background of the Offer and the Merger

   Certain contacts and negotiations between InfrastruX Group and UTILX relating to the offer and merger.

   On May 21, 2000, John Durbin, a director of Puget and Chief Executive Officer of InfrastruX Group, met informally with William Weisfield, Chairman and Chief Executive Officer of UTILX, to discuss a potential business combination between UTILX and InfrastruX Group, a newly formed subsidiary of Puget. Mr. Durbin knew of UTILX and Mr. Weisfield through his membership on the board of directors of UTILX.

   On May 24, 2000, Mr. Durbin, Mr. Weisfield and Michael Lennon, a Managing Director at Emerge Corporation, financial advisor to InfrastruX Group, discussed UTILX's business at the offices of UTILX and engaged in preliminary discussions about a possible fit between UTILX and InfrastruX Group.

   On May 24, 2000, InfrastruX Group entered into the Confidentiality Agreement with UTILX.

   On May 26, 2000, Mr. Durbin, Mr. Lennon and Mr. Weisfield met at the offices of Emerge Corporation. At the meeting, InfrastruX Group presented UTILX with a proposal to purchase all of the outstanding stock of UTILX in a cash tender offer. InfrastruX Group also described its preliminary valuation of UTILX.

   On May 27, 2000, Mr. Weisfield and Darla Norris, UTILX's Senior Vice President and Chief Financial Officer, met with UTILX's counsel to discuss and review the terms of the proposal.

   On May 31, 2000, UTILX's board of directors met to discuss the proposal of InfrastruX Group. Due to potential conflicts of interest (as described in Item
3), Messrs. Durbin and Ellis were absent, having recused themselves. Mr. Weisfield reviewed with the Board his meetings and discussions with representatives of InfrastruX Group. Management also discussed its initial contact with potential financial advisers. Following extensive discussion, the Board formed the Special Committee of disinterested non-employee directors (the "Special Committee") to consider the sale of UTILX, including the proposal of InfrastruX Group. The Board also discussed the receipt of an unsolicited inquiry from a third party and a planned meeting with such third party. Mr. Weisfield and Ms. Norris reported on their identification of and contact with three potential investment bankers.

   On June 6, 2000, Mr. Durbin, Mr. Lennon, Mr. Weisfield and Ms. Norris met at the offices of Emerge Corporation to discuss InfrastruX Group's operating plan and strategy, change of control provisions in UTILX's contracts, and the structure of the tender offer and valuation.

   On June 7, 2000, the Special Committee met to discuss the status of the proposal from InfrastruX Group. UTILX's management reported on its meetings with potential financial advisors and provided its recommendations to the Special Committee. Based on such recommendations, the Special Committee approved the engagement of BAS.

   On June 7, 2000, Mr. Durbin, Mr. Lennon, and representatives of Perkins Coie LLP, counsel to InfrastruX Group, met with Mr. Weisfield and Ms. Norris and representatives of Graham & Dunn PC, counsel to UTILX, at the offices of Graham & Dunn to discuss issues relating to timing and expenses, a non-solicitation agreement presented by InfrastruX Group, and the duties of UTILX's board of directors.

   On June 9, 2000, the Special Committee met to further consider the proposal of InfrastruX Group. Mr. Weisfield reported on his meeting with InfrastruX Group and its counsel and reviewed the status of the proposal. With input from management and representatives of BAS, the Special Committee discussed the factors that would be considered in analyzing UTILX's value, reviewed stock trading history, certain Company financial information and UTILX's strategic plan. Following such discussions, the Special Committee authorized Mr. Weisfield and Darla Norris, to pursue negotiations with InfrastruX Group of a definitive agreement to acquire UTILX, subject to the Special Committee's further review and approval and the condition that such negotiations preserve the ability of UTILX to consider and pursue any potentially superior offer and to obtain reimbursement of expenses.

   On June 12, 2000, the Special Committee met to further discuss the proposal of InfrastruX Group, including a proposed non-solicitation agreement, and the engagement of BAS. The Special Committee received information from management and its corporate and securities counsel regarding the proposed transaction, including a review of filings necessary under applicable antitrust laws and securities matters related to the proposed transaction.

   On June 14, 2000, UTILX and InfrastruX Group entered into a non-solicitation agreement.

   On June 14, 2000, UTILX engaged BAS as its financial advisor.

   On June 20, 2000, members of UTILX's management, Mr. Durbin, Mr. Weisfield, and representatives of BAS, Graham & Dunn PC, Emerge Corporation and PricewaterhouseCoopers, InfrastruX Group's accountants, held meetings at the offices of Graham & Dunn PC to discuss due diligence matters.

   On June 20, 2000, Mr. Weisfield met with Mr. Durbin and Mr. Lennon to discuss due diligence matters and the status of the proposed transaction.

   On June 22, 2000, Mr. Weisfield, representatives of Graham & Dunn PC, Mr. Durbin, representatives of Emerge Corporation and representatives of Perkins Coie LLP met to negotiate the terms of the merger agreement.

   From June 22 through June 28, 2000, UTILX, InfrastruX Group and their respective counsel continued to negotiate the merger agreement and began preparation of the offering materials and exhibits.

   On June 26, 2000, the Special Committee met with management, representatives of BAS and Graham & Dunn PC for an update of the status of the proposal and to conduct a preliminary review of the terms of the proposed merger agreement.

   On June 28, 2000, the Special Committee reviewed the proposed transactions with management and representatives of Graham & Dunn PC and BAS, and approved the merger agreement and transactions contemplated thereby.

   On June 28, 2000, the parties concluded negotiations and executed the merger agreement.

   InfrastruX Group's subsidiary commenced the offer on June 30, 2000. Pursuant to the offer, which expired on July 28, 2000, InfrastruX Group's subsidiary purchased 6,584,685 shares (representing approximately 88% of the shares outstanding on such date).

Recommendation and Reasons of UTILX Special Committee

 Recommendation of UTILX Special Committee

   UTILX's board, acting through its Special Committee, has (i) unanimously determined that each of the merger agreement, the offer and the merger is fair to, and in the best interests of, the stockholders of UTILX, (ii) duly approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and (iii) subject to the terms and conditions of the merger agreement, resolved to recommend that the stockholders of UTILX accept the offer and tender their shares pursuant to the offer, and approve and adopt the merger agreement and the merger.

 Reasons for the Recommendation of UTILX Special Committee

   In approving the merger, the tender offer and the merger agreement, and recommending that all shareholders tender their shares, the Special Committee considered a number of factors, including:

     1. The Special Committee considered the current and historical financial condition and results of operation of UTILX, as well as the prospects and strategic objectives of UTILX, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which UTILX operates its business. The Special Committee discussed its belief that UTILX's common stock has historically been undervalued and the challenges of a relatively small market capitalization in the marketplace.

     2. The Special Committee considered the relationship of the offer price and the merger consideration to the historical market price of the common stock. The $6.125 offer price and the merger consideration exceed the average closing price of the common stock during the one month and one year periods preceding the announcement of the offer ($4.125 and $4.445, respectively) and represent a 40% premium over the $4.375 Nasdaq National Market closing price of the shares on June 28, 2000 (the last trading day prior to the announcement of the offer). The Special Committee also considered the form of consideration to be paid to holders of shares of the common stock in the offer and the merger, and the certainty of cash consideration as opposed to stock consideration. The Special Committee was aware that the consideration to be received by holders of the shares in the offer and the merger would be taxable to holders for federal income tax purposes.

     3. The Special Committee participated in presentations from BAS and reviewed the opinion of BAS, dated June 28, 2000, that, based upon and subject to certain considerations and assumptions, the consideration to be received by UTILX's stockholders in the offer and the merger is fair, from a financial point of view, to UTILX's stockholders. A copy of the opinion delivered by BAS to the Special Committee, setting forth the procedures followed, the matters considered and the assumptions made by BAS in arriving at its opinion, is attached hereto as Annex A and incorporated herein by reference. Stockholders are urged to read this opinion in its entirety.

     4. The Special Committee recognized that the obligation of InfrastruX Group to consummate the offer and the merger is subject to a relatively limited number of conditions, and is not subject to any financing conditions on the part of InfrastruX Group. The Special Committee also considered the likelihood of obtaining required regulatory approvals, and the terms of the merger agreement regarding the obligation of both companies to pursue such regulatory approvals.

     5. The Special Committee considered that under the terms of the non-solicitation agreement (discussed in the Section entitled "Transactions between InfrastruX Group and UTILX"), while UTILX was prohibited from soliciting acquisition proposals from third parties, UTILX was permitted to respond to, and under certain circumstances engage in discussions with, another party who made an unsolicited inquiry or acquisition proposal. The provisions of the merger agreement that supercede the non-solicitation agreement provide that UTILX may respond to, and engage in discussions with and furnish information to, third parties having made an unsolicited, bona fide acquisition proposal that the Special Committee in good faith determines, upon advice of its independent financial advisors, would result in a transaction more favorable, from a financial point of view, than the transactions contemplated by the merger agreement and for which there would not be a financing condition; if the Special Committee determines to accept and recommend such acquisition proposal, the merger agreement will be terminated and UTILX will be obligated to pay InfrastruX Group $2,000,000 as liquidated damages. The Special Committee has considered the possible effect of these provisions on third parties who might be interested in exploring a business combination with UTILX. In this regard, the Special Committee recognized that the provisions of the non-solicitation agreement and the superceding provisions of the merger agreement were insisted upon by InfrastruX Group as a condition to entering into the merger agreement and would be a factor in negotiating the offer price and the merger consideration.

     6. The Special Committee considered the fact that pursuant to the non-solicitation agreement, InfrastruX Group advanced $50,000, and upon the execution of the merger agreement advanced an additional $225,000, to defray expenses to be incurred in connection with the offer and the merger. Pursuant to the merger agreement, such advances are required to be repaid to InfrastruX Group only if the merger agreement is terminated due to the fact that UTILX is in material breach of any of its covenants or obligations under the merger agreement, or if there is any material inaccuracy in the representations and warranties of UTILX contained in the merger agreement.

     7. The Special Committee considered the complementary nature of InfrastruX Group's business and UTILX's business, and InfrastruX Group's intent to maintain UTILX's business strategy and employees.

   In view of the many factors considered, the Special Committee did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After weighing all of these considerations, the Special Committee determined that the merger, and the transactions contemplated by the merger, represented the best available transactions to UTILX and unanimously approved the merger agreement and resolved to recommend that holders of shares of common stock tender their shares in the offer.

Provisions for Unaffiliated Security Holders

   Neither UTILX nor InfrastruX Group has made any provisions in connection with the Offer or the Merger to grant unaffiliated shareholders of UTILX access to UTILX's corporate records, or to obtain counsel or appraisal services at the expense of either UTILX or InfrastruX Group.

Certain Projections for UTILX

   In connection with InfrastruX Group's review of UTILX and in the course of the negotiations between UTILX and InfrastruX Group, UTILX provided InfrastruX Group with certain business and financial information about UTILX which InfrastruX Group and Purchaser believe is not publicly available. This information included forecasts of potential financial performance of UTILX (without regard to the impact on UTILX of a transaction with InfrastruX Group) which had previously been provided to UTILX's board of directors by UTILX management on April 28, 2000. These forecasts included two alternative scenarios: "Scenario A," representing, for information relating to the fiscal year ending March 31, 2001, UTILX management's business plan, and, for all other years, financial projections in which management assumes that ongoing research and development efforts will not result in significant additional profits and revenues, and "Scenario B" representing a "best case" scenario under which increased revenue and profits could potentially be achieved in the case that new products were developed and commercialized as a result of UTILX's ongoing research and development efforts. Such future financial forecasts and new product developments are, according to UTILX management, highly speculative and should in no way be regarded as a likely outcome.

   The forecasts provided by UTILX to InfrastruX Group were as follows:

  (i) UTILX's estimated annual revenues and net income for the year ended March 31, 2001 under Scenario A could be approximately $108,000,000 and $3,250,000, respectively; (and, under Scenario B, $108,000,000 and $3,250,000, respectively);

  (ii) UTILX's estimated annual revenues and net income for the year ended March 31, 2002 under Scenario A could be approximately $126,000,000 and $5,000,000, respectively; (and, under Scenario B, $132,000,000 and $7,600,000, respectively);

  (iii) UTILX's estimated annual revenues and net income for the year ended March 31, 2003 under Scenario A could be approximately $142,000,000 and $7,500,000, respectively; (and, under Scenario B, $155,000,000 and $13,000,000, respectively);

  (iv) UTILX's estimated annual revenues and net income for the year ended March 31, 2004 under Scenario A could be approximately $148,000,000 and $8,100,000, respectively; (and, under Scenario B, $171,000,000 and $17,700,000, respectively);

  (v) UTILX's estimated annual revenues and net income for the year ended March 31, 2005 under Scenario A could be approximately $158,000,000 and $9,700,000, respectively; (and, under Scenario B, $200,000,000 and $27,600,000, respectively);

   PROJECTED INFORMATION OF THIS TYPE IS BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND UTILX'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE PROJECTED RESULTS WOULD BE REALIZED OR THAT ACTUAL RESULTS WOULD NOT BE SIGNIFICANTLY HIGHER OR LOWER THAN THOSE SET FORTH ABOVE. IN ADDITION, THESE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND FORECASTS AND ARE INCLUDED IN THIS OFFER TO PURCHASE ONLY BECAUSE SUCH INFORMATION WAS MADE AVAILABLE TO THE PURCHASER AND INFRASTRUX GROUP BY UTILX. NONE OF INFRASTRUX GROUP, PURCHASER, UTILX, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PARTY ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR VALIDITY OF THE FOREGOING PROJECTIONS.

Opinion of Financial Advisor to the UTILX Special Committee

   On June 14, 2000, UTILX board retained Banc of America Securities, LLC ("BAS") to act as its financial advisor in connection with the possible sale of UTILX and, if requested, to render an opinion to UTILX's board as to the fairness, from a financial point of view, of the merger consideration.

   On June 28, 2000, at a meeting of the Special Committee of the UTILX board held to evaluate the proposed merger, representatives from BAS rendered to UTILX board an oral opinion, subsequently confirmed by delivery of a written opinion dated June 28, 2000, to the effect that, as of such date and based on and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the merger consideration was fair, from a financial point of view, to the stockholders of UTILX (other than InfrastruX Group and its affiliates).

   THE FULL TEXT OF BAS'S WRITTEN OPINION DATED JUNE 28, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BAS IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. BAS'S OPINION IS DIRECTED ONLY TO UTILX CORPORATION BOARD, ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF UTILX CORPORATION (OTHER THAN INFRASTRUX GROUP AND ITS AFFILIATES), AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER TO APPROVE THE MERGER. STOCKHOLDERS OF UTILX CORPORATION ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF BAS IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

   In connection with BAS's role as financial advisor to UTILX, and in arriving at its opinion, BAS:

  . reviewed certain publicly available financial information and other information concerning UTILX and InfrastruX Group and certain internal analyses and other information furnished to it by UTILX;

  . held discussions with members of the senior management of UTILX regarding the business and prospects of UTILX;

  . reviewed the reported prices and trading activity for UTILX common stock;

  . compared certain financial and stock market information for UTILX with similar information for certain other companies whose securities are publicly traded;

  . reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part;

  . reviewed the terms of the merger agreement and certain related documents; and

  . performed such other studies and analyses and considered such other factors as it deemed appropriate.

   In preparing its opinion, BAS did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning UTILX or InfrastruX Group, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BAS assumed and relied on the accuracy and completeness of all such information and did not conduct a physical inspection of any of the properties or assets of UTILX or InfrastruX Group, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of UTILX or InfrastruX Group.

   With respect to the financial forecasts and projections made available to BAS by UTILX management and used in its analyses, BAS assumed that such financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of UTILX, as to the matters covered thereby. In rendering this opinion, BAS expressed no view as to the reasonableness of such current fiscal year forecasts and projections or the assumptions on which they are based.

   BAS's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Although subsequent developments may affect its opinion, BAS has assumed no obligation to update, revise or reaffirm its opinion.

   For purposes of rendering its opinion and based on the consent of UTILX's board of directors, BAS assumed that, in all respects material to its analysis:

  . the representations and warranties of UTILX, InfrastruX Group and InfrastruX Group's subsidiary contained in the merger agreement were true and correct;

  . UTILX, InfrastruX Group and InfrastruX Group's subsidiary would each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligations of each of UTILX, InfrastruX Group and InfrastruX Group's subsidiary to consummate the offer and merger would be satisfied without any waiver thereof; and

  . all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which InfrastruX Group was a party or was subject or by which it was bound, no limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have a material adverse effect on InfrastruX Group or would materially reduce the contemplated benefits of the merger to UTILX.

   SET FORTH BELOW IS A BRIEF SUMMARY OF THE MATERIAL FACTORS CONSIDERED, AND FINANCIAL ANALYSES PERFORMED, BY BAS IN CONNECTION WITH ITS OPINION, WHICH WAS RENDERED ORALLY TO UTILX CORPORATION BOARD AT ITS MEETING ON JUNE 28, 2000:

   Discounted Cash Flow Analysis. BAS used financial cash flow forecasts for UTILX for March 31 years 2001 through 2005, as estimated by the management of UTILX, to perform discounted cash flow analysis. In conducting this analysis, BAS first calculated the present values of the forecasted cash flows. Second, BAS estimated the terminal value of UTILX at the end of 2005 by applying multiples to UTILX's estimated 2005 EBITDA (earnings before interest, taxes, depreciation and amortization) which multiples ranged from 6x to 8x. BAS then discounted the cash flows and terminal values to present values using discount rates ranging from 15% to 17%. BAS selected the range of discount rates to reflect the estimated weighted average cost of capital for UTILX. The weighted average cost of capital weights the cost of debt and equity by the proportion of each type of capital employed by the company. BAS used the June 26, 2000 10-year treasury note for a risk free rate, Ibboson Associates equity risk premium, the average of the comparable companies predicted betas derived from Barra's equity model and the Company's target capital structure to calculate the Company's cost of capital.

   This analysis indicated a range of aggregate value for UTILX, expressed as multiples of fiscal year 2000 EBITDA, as follows:

                     Multiple of Aggregate Value to EBITDA
  ------------------------------------------------------------------------

   Discount   Terminal Multiple of 6x Terminal Multiple of 7x Terminal Multiple of 8x
     Rate     Fiscal Year 2000 EBITDA Fiscal Year 2000 EBITDA Fiscal Year 2000 EBITDA
   --------   ----------------------- ----------------------- -----------------------
     15%               7.5x                    8.4x                    9.4x
     16%               7.2x                    8.1x                    9.0x
     17%               6.9x                    7.8x                    8.6x

   BAS noted that the aggregate value of the consideration to be received by the stockholders of UTILX in connection with the implied multiples of (a) .5x latest twelve months revenues, (b) 21.5 latest twelve months EBIT and (c) 8.2x latest twelve months EBITDA for UTILX.

   Analysis of Certain Publicly Traded Companies. Based on public and other available information, BAS calculated the multiples of aggregate value to each of (a) revenues, (b) earnings before interest and taxes ("EBIT") and (c) earnings before interest, taxes, depreciation and amortization ("EBITDA"), each for the latest twelve months, for four companies in the network infrastructure services industry that BAS deemed to be comparable to UTILX.

   BAS defined aggregate value to mean:

  . equity value, defined as the product of the number of option adjusted shares of common stock outstanding for a company multiplied by its stock price; plus

  .  outstanding funded debt; less

  .  cash and cash equivalents.

   The following table sets forth multiples indicated by this analysis for these four companies:

                                           Range of
         Aggregate Value to:              Multiples              Median           Mean
     ----------------------------       --------------           ------           -----
     Latest twelve months revenue        1.1x to 1.5x             1.3x            1.3x
     Latest twelve months EBIT          11.2x to 12.2x           12.3x            11.7x
     Latest twelve months EBITDA         7.3x to 8.3x             8.4x            7.8x

   The comparable company analysis compared UTILX to the four companies in the network infrastructure services industry on the basis that the companies selected were the most relevant. Consequently, BAS did not include every company that could be deemed to be a participant in the same industry.

   BAS noted that the aggregate value of the consideration to be received by the stockholders of UTILX in connection with the implied multiples of (a) .5x latest twelve months revenues, (b) 21.5 latest twelve months EBIT and (c) 8.2x latest twelve months EBITDA for UTILX.

   Analysis of Selected Precedent Transactions. Based on public and other available information, BAS calculated the multiples of (a) aggregate value to each of latest twelve months revenues, EBIT and net income for the acquired company implied in eight acquisitions of network infrastructure services companies that have been announced since 1997.

   The following table sets forth the multiples indicated by this analysis for these eight acquisitions:

         Aggregate Value to:           Range of Multiples         Median         Mean
     ----------------------------      ------------------         ------         ----
     Latest twelve months revenue         .3x to 1.3x              .7x           .8x
     Latest twelve months EBIT            8.5x to 9.5x             6.4x          9.0x
     Latest twelve months EBITDA          5.6x to 6.6x             4.8x          6.1x

   The comparable transactions analysis compared the merger to the eight acquisitions of network infrastructure services companies on the basis that the transactions selected were the most relevant given the factors considered above. Consequently, BAS did not include every transaction that could be deemed to have occurred in the relevant industries.

   BAS noted that the aggregate value of the consideration to be received by the stockholders of UTILX in connection with the implied multiples of (a) .5x latest twelve months revenues, (b) 21.5 latest twelve months EBIT and (c) 8.2x latest twelve months EBITDA for UTILX.

   No company or transaction used in the comparable company or comparable transactions analyses is identical to UTILX or the merger. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which UTILX and the merger are being compared.

   Premiums Paid Analysis. BAS reviewed the consideration paid or offered in 30 merger and acquisition transactions announced in 1999 and 2000 involving U.S. industrial or industrial services companies with pre-offer market capitalizations of between $25 and $100 million. BAS calculated the premiums paid or offered relative to the stock prices of the acquired companies one day and four weeks before the announcement of the acquisition offer.

   This analysis indicated the following median and mean premiums:

                                           Premium One Day   Premium Four Weeks
                                         Before Announcement Before Announcement
                                         ------------------- -------------------
     Median.............................        18.6%               37.2%
     Mean...............................        27.4%               43.6%

   BAS noted that the per share value of the cash consideration to be received by UTILX stockholders in connection with the merger implied a premium of 32.3 % over UTILX's closing stock price on June 23, 2000. The premium implied by the merger over UTILX's closing stock price four weeks before that date was 53.8%.

   The summary set forth above does not purport to be a complete description of the opinion of BAS to UTILX board or the financial analyses performed and factors considered by BAS in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving the application of subjective business judgment in various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BAS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In arriving at its fairness determination, BAS did not assign specific weights to any particular analyses.

   In performing its analyses and arriving at its opinion, BAS utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BAS to provide its opinion to UTILX board as to the fairness, from a financial point of view, of the merger consideration to the stockholders of UTILX and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BAS made, and was provided by UTILX with, numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UTILX. The assumptions and estimates contained in such analyses, and the ranges of valuations resulting from any particular analysis, are not necessarily indicative of actual historical values or future results, which may be significantly more or less favorable than those suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of UTILX, neither UTILX nor BAS nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

   The type and amount of consideration payable in the offer and merger were determined through negotiations between UTILX and InfrastruX Group and were approved by UTILX board, acting through its Special Committee. The decision to enter into the merger agreement was solely that of UTILX board, acting through its Special Committee. BAS's opinion and financial analyses were only one of a number of factors taken into consideration by UTILX board in its evaluation of the proposed offer and merger and should not be viewed as determinative of the views of UTILX board with respect to the merger consideration or the merger.

   Pursuant to the terms of BAS's engagement, UTILX has paid $200,000 to BAS for rendering its opinion and BAS will receive an additional $550,000 upon consummation of the transaction. In addition, UTILX has agreed to reimburse BAS for its reasonable travel and other out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify BAS and certain related parties against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

   UTILX selected BAS as its financial advisor in connection with the offer and merger based on BAS's reputation, expertise and familiarity with UTILX and its business. BAS is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes.

Purpose and Structure of the Merger; Reasons of InfrastruX Group for the Merger

   The purpose of the merger is for InfrastruX Group to increase InfrastruX Group's ownership of UTILX from approximately 88% to 100%. Upon consummation of the merger, UTILX will become a wholly-owned subsidiary of InfrastruX Group. The acquisition of the shares was structured as a cash tender offer followed by a cash merger so as to effect a prompt and orderly transfer of ownership of UTILX from UTILX's public stockholders to InfrastruX Group and InfrastruX Group's subsidiary, and so as to provide such stockholders with cash for all of their shares.

   Under the Certificate of Incorporation of UTILX, the approval of UTILX's board and the affirmative vote of a majority of the votes entitled to be cast by the holders of all the outstanding shares as of the record date are required to approve and adopt the merger agreement. UTILX's board has approved and adopted the merger agreement and the transactions contemplated thereby, and the only remaining required corporate action of UTILX is the approval and adoption of the merger agreement by a majority vote of UTILX stockholders. InfrastruX Group has agreed to vote all shares it beneficially owns in favor of the approval and adoption of the merger agreement. Because InfrastruX Group and its affiliates own approximately 88% of the outstanding shares as of the record date, the approval and adoption of the merger agreement is assured without the vote of any other stockholder.

Plans for UTILX after the Merger

   Except as set forth in this information statement, it is expected that initially following the merger, the business and operations of UTILX will continue substantially as they are currently being conducted.

   InfrastruX Group intends to conduct a detailed review of UTILX and its assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and to consider, subject to the terms of the merger agreement, what, if any, changes would be desirable in light of the circumstances then existing, and reserves the right to take such actions or effect such changes as it deems desirable. Such changes could include changes in UTILX's business, corporate structure, capitalization, management or dividend policy.

   Except as described above and for the transactions contemplated by the Merger Agreement, InfrastruX Group has no current plans or proposals which relate to or would result in: (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving UTILX; (b) a sale or transfer of a material amount of assets of UTILX or any of it subsidiaries; (c) any change in the board or management of UTILX; (d) any material change in UTILX's capitalization prior to the consummation of the merger; or (e) any other material change in UTILX's corporate structure or business.

Merger Agreement

   The following is a summary of the material provisions of the merger agreement which relate to the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached hereto as Annex C and is incorporated herein by reference. Stockholders are urged to read the merger agreement in its entirety and to consider it carefully.

   Recommendation. UTILX's board, acting through a special committee of disinterested directors, has (i) unanimously determined that each of the merger agreement, the offer and the merger is fair to, and in the best interests of, the stockholders of UTILX, (ii) duly approved the merger agreement and the transactions contemplated thereby, including the offer and the merger and (iii) subject to the terms and conditions of the merger agreement, resolved to recommend that the stockholders of UTILX accept the offer and tender their shares thereunder to InfrastruX Group's subsidiary and approve and adopt the merger agreement and the merger.

   Appointment of UTILX Directors by InfrastruX Group. The merger agreement provides that, promptly upon the purchase by InfrastruX Acquisition, Inc. of shares tendered in the offer, InfrastruX Group shall be entitled to designate a majority of the members of UTILX's board of directors, subject to compliance with Section 14(f) of the Exchange Act. UTILX has agreed to cause InfrastruX Group's designees to be elected as directors of UTILX, including increasing the size of the board of directors to the extent permitted by its Restated Certificate of Incorporation and/or secure the resignations of such number of directors as is necessary to cause InfrastruX Group's designees to be elected as directors of UTILX.

   The merger agreement provides that following the election or appointment of Purchaser's designees in accordance with the immediately preceding paragraph, any amendment or termination of the merger agreement by UTILX or any extension by UTILX of the time for the performance of any of the obligations or other acts of InfrastruX Group or Purchaser or waiver of any of UTILX's rights thereunder, will require the concurrence of a majority of those directors of UTILX then in office who were not designated by InfrastruX Group.

   The Merger. The merger agreement provides that as promptly as practicable after all conditions to the merger set forth therein have been satisfied or, to the extent permitted thereunder, waived, InfrastruX Group's subsidiary will be merged with and into UTILX in accordance with Delaware law. As a result of the merger, the separate existence of InfrastruX Group's subsidiary will cease and UTILX will continue as the surviving corporation.

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

   Effective Time. The merger shall become effective at such time as the merger agreement is approved by UTILX stockholders and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware.

   Merger Consideration. At the effective time, each outstanding share of stock of UTILX (other than shares held in the treasury of UTILX, shares owned by InfrastruX Group and its affiliates or shares as to which appraisal rights have been properly exercised) will be converted, by virtue of the merger and without any action on the part of UTILX stockholders, into the right to receive $6.125 per share in cash, without interest thereon.

   Each holder of outstanding options under any employee stock option or compensation plan or arrangement and each holder of outstanding warrants to purchase shares of common stock will receive, for each share subject to such option or warrant an amount (net of applicable withholding tax) in cash equal to the difference between $6.125 and the per share exercise price of such option or warrant, to the extent $6.125 is greater than the per share exercise price of such option or warrant.

   Surrender of Certificates and Payment Procedures. As soon as practicable after the effective time, the paying agent will mail to each record holder of an outstanding certificate representing a share immediately prior to the effective time, a letter of transmittal and instructions for use in effecting the surrender of such certificate in exchange for $6.125 in cash per share. Upon surrender to the paying agent of a certificate representing a share, together with the letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent, the holder of such certificate shall be entitled to receive the merger consideration. Until surrendered in accordance with the foregoing instructions, each certificate representing a share will represent for all purposes only the right to receive $6.125 in cash per share. Any merger consideration made available to the paying agent that remains unclaimed by stockholders for six months after the effective time will be delivered to UTILX and any UTILX stockholders who have not theretofore made an exchange must thereafter look to UTILX for payment of their claim for merger consideration.

   Transfer of Shares. No transfer of shares will be made on the share transfer books of UTILX after the effective time. If, at or after the effective time, certificates of shares are presented, they will be canceled and exchanged for the right to receive $6.125 in cash per share as provided in "-- Surrender of Certificates and Payment Procedures."

   Covenants. The merger agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows:

   Pursuant to the merger agreement, UTILX has covenanted and agreed, between the date of the merger agreement and continuing until the earlier of the termination of the merger agreement pursuant to its terms and the effective time, unless InfrastruX Group shall otherwise consent in writing, to carry on the businesses of UTILX and its subsidiaries diligently and in accordance with good commercial practice and in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, UTILX will promptly notify InfrastruX Group of any material event involving its business or operations. The merger agreement provides that, except as permitted by the terms of the merger agreement, neither UTILX nor any Subsidiary will do any of the following, without the prior written consent of InfrastruX Group: (i) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans; (ii) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the merger agreement and as previously disclosed in writing to the other, or adopt any new severance plan; (iii) subject to certain exceptions, transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to UTILX's intellectual property or other proprietary rights, or enter into grants to future patent rights, other than in the ordinary course of business, consistent with past practice; (iv) buy any Intellectual Property of a third party or enter into any license agreement with respect to the Intellectual Property of any third party for an acquisition or license, the price for which exceeds $50,000 individually (or in the aggregate for a single third party) other than "shrink wrap," "click wrap" and similar widely available commercial end-user licenses; (v) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (vi) repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date of the merger agreement (which repurchase rights UTILX shall be obligated to exercise if the repurchase price is less than the merger consideration);
(vii) issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of shares, pursuant to the exercise of stock options therefor outstanding as of the date of the merger agreement, and shares issuable pursuant to the option plans; (viii) cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries); (ix) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of UTILX, or enter into any joint ventures, strategic partnerships or alliances; (x) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of UTILX, except in the ordinary course of business consistent with past practice; (xi) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities, or guarantee any debt securities of others; (xii) adopt or amend any employee benefit or employee stock purchase or employee option plan (other than is necessary to comply with law), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures; (xiii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business; (xiv) make any grant of exclusive rights to any third party; (xv) except in the ordinary course of business, modify, amend or terminate any material contract or agreement involving payments of $50,000 or more to which UTILX or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder; (xvi) materially revalue any of its assets or, except as required by generally accepted accounting principals, make any change in accounting methods, principles or practices;
(xvii) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes in an amount in excess of $50,000 in the aggregate; (xviii) commence any litigation or settle any litigation for an amount in excess of the greater of $100,000 in the aggregate or the amount reserved in respect thereof in the balance sheet of UTILX dated March 31, 2000; or (xix) agree in writing or otherwise to take any of the actions described in
(i) through (xviii) above.

   Confidentiality. The merger agreement provides that subject to and in accordance with the terms and conditions of that certain letter dated May 24, 2000 between InfrastruX Group and UTILX (the "Confidentiality Agreement"), from the date of the merger agreement to the effective time, UTILX shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of InfrastruX Group, Purchaser and their affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with InfrastruX Group or Purchaser, and their respective officers, employees and agents, reasonable access at all reasonable times to its officers, employees, agents, properties, books, records and contracts, and shall furnish InfrastruX Group, Purchaser and their affiliates and the attorneys, banks, other financial institutions and investment banks working with InfrastruX Group or Purchaser, all financial, operating and other data and information as they reasonably request. Subject to the requirements of law, InfrastruX Group and Purchaser shall, and shall use their reasonable efforts to cause their officers, employees and agents, and the attorneys, banks, other financial institutions and investment banks who obtain such information to, hold all information obtained pursuant to the merger agreement or the Confidentiality Agreement in accordance with the terms and conditions of the Confidentiality Agreement.

   The No Shop Provision. The merger agreement provides that until the earlier of effective time or termination of the merger agreement, UTILX and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any proposals or offers by any person, entity or group (other than InfrastruX Group and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning UTILX or any of its subsidiaries to, or afford any access to the properties, books or records of UTILX or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than InfrastruX Group and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to UTILX. Under the merger agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of the merger agreement), (ii) sale of outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the Acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a
Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. UTILX will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Pursuant to the merger agreement, UTILX will (i) notify InfrastruX Group as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) as promptly as practicable notify InfrastruX Group of the terms and conditions of any such Acquisition Proposal. In addition, subject to other provisions of this paragraph, from and after the date of the merger agreement until the earlier of the effective time and termination of the merger agreement pursuant to its terms, UTILX and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than InfrastruX Group).

   Public Announcements. Pursuant to the merger agreement, InfrastruX Group and Purchaser on the one hand and UTILX on the other hand will consult with each other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger or the other transactions contemplated thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

   Actions by UTILX. Pursuant to the merger agreement, subject to the terms and conditions therein, UTILX shall, and shall cause its Subsidiaries to, cooperate with InfrastruX Group and Purchaser and take all such actions as may be reasonably requested by InfrastruX Group and Purchaser to accomplish the merger.

   Options; Employee Benefit Plans. The merger agreement provides that, as soon as reasonably practicable, UTILX shall adopt resolutions or take such other actions as may be required to effect the following: (i) adjust the terms of all outstanding options to purchase shares, whether vested or unvested, as necessary to provide that each option outstanding immediately prior to the acceptance for payment of the shares pursuant to the tender offer, including all vested and unvested Company Stock Options, shall be canceled effective immediately prior to the acceptance for payment of the shares pursuant to the tender offer, with the holder thereof becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) $6.125 over (2) the exercise price per share of the Common Stock subject to such Company Option, multiplied by
(B) the number of shares of the Common Stock for which such option shall not theretofore have been exercised.

   The merger agreement provides that UTILX adopt resolutions that terminate or amend 401(k) plans or other employee benefit plans in accordance with any directions given by InfrastruX Group prior to the effective time.

   Indemnification; Litigation. Pursuant to the merger agreement, from and after the effective time, InfrastruX Group will cause the surviving corporation to fulfill and honor in all respects the obligations of UTILX pursuant to any indemnification agreements between UTILX and its directors and officers as of the effective time (the "Indemnified Parties"). The Restated Certificate of Incorporation and Bylaws of the surviving corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Restated Articles of Incorporation and Bylaws of UTILX as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the effective time, were directors, officers, employees or agents of UTILX, unless such modification is required by law. For a period of six years after the effective time, InfrastruX Group will cause the surviving corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by UTILX's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of UTILX; provided, however, that in no event will InfrastruX Group or the surviving corporation be required to expend in excess of 150% of the annual premium currently paid by UTILX for such coverage (or such coverage as is available for such 150% of such annual premium).

   The merger agreement provides that UTILX shall give InfrastruX Group the opportunity to participate in the defense or settlement of any stockholder litigation against UTILX and its directors relating to any of the transactions contemplated by the merger agreement until the purchase of the shares pursuant to the tender offer, and thereafter, shall give InfrastruX Group the opportunity to direct the defense of such litigation and, if InfrastruX Group so chooses to direct such litigation, InfrastruX Group shall give UTILX and its directors an opportunity to participate in such litigation; provided, however, that no settlement of such litigation shall be agreed to without InfrastruX Group's consent; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

   Additional Agreements. The merger agreement provides that, subject to its terms and conditions, each of the parties thereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement (including consummation of the tender offer and merger) and to cooperate with each other in connection with the foregoing. In addition the merger agreement provides that, subject to its terms and conditions, each of the parties to the merger agreement agrees to use (i) all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, and (ii) all reasonable efforts to obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and to fulfill all conditions to the merger agreement.

   Anti-Takeover Provisions. Pursuant to the merger agreement, if any "fair price," "moratorium," "control share acquisition," "stockholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the tender offer or the transactions contemplated by the merger agreement, UTILX and the board of directors of UTILX shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated thereby.

   Representations and Warranties. The merger agreement contains various customary representations and warranties of the parties thereto including, but not limited to, representations by UTILX and each of its Subsidiaries as to the absence of certain changes or events concerning UTILX's business since March 31, 2000, compliance with law, litigation, employee benefit plans, real property and leases, trademarks, intellectual property, environmental matters, and material agreements, contracts and commitments.

   Termination; Fees and Expenses. The merger agreement provides that it may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the effective time, whether before or after approval by the stockholders of UTILX:

  (i) by mutual written agreement of the Boards of Directors of InfrastruX Group and UTILX;

  (ii) by ether InfrastruX Group or UTILX if any court of competent jurisdiction in the United States or any United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the tender offer and such order, decree, ruling or other action shall have become final and nonappealable;

   The merger agreement provides that, upon signing of merger agreement, InfrastruX Group shall advance to UTILX $225,000 to fund expenses to be incurred by UTILX in connection with the transactions contemplated by the merger agreement. UTILX shall repay to InfrastruX Group these advances plus the $50,000 advanced to UTILX by InfrastruX Group under the non-solicitation agreement, in the event InfrastruX Group or Purchaser terminates the merger agreement as a result of UTILX being in material breach of any of its covenants or obligations under the merger agreement or if there shall have been any material inaccuracy in the representations and warranties of UTILX contained in the merger agreement.

   The merger agreement provides that UTILX shall pay to InfrastruX Group, in same day funds, upon demand, a fee of U.S. $2 million (the "Break-up Fee") in the event that any of the following shall occur: (i) the board of directors of UTILX or any committee thereof shall have approved, or recommended that stockholders of UTILX accept or approve, a merger Proposal by a third party, or shall have resolved to do any of the foregoing; (ii) the board of directors of UTILX or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the stockholders of UTILX accept or approve (as the case may be), the tender offer or shall have resolved to do any of the foregoing; or (iii) UTILX shall have failed to include in Schedule 14D-9 the recommendation of the board of directors of UTILX that the stockholders of UTILX accept the tender offer.

   Pursuant to the merger agreement the Break-up Fee shall be deemed to be liquidated damages.

Delisting of UTILX Shares Following the Merger

   Following the merger, the holders of shares (other than InfrastruX Group and its affiliates) will cease to participate in future earnings or growth, if any, of UTILX or benefit from any increases, if any, in the value of UTILX, and they no longer will bear the risk of any decreases in the value of UTILX. Because the shares will be canceled as a result of the merger, the shares will be delisted from the Nasdaq National Market System.

   The shares are currently registered under the Exchange Act. Registration of the shares under the Exchange Act will be terminated and UTILX will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act, including the obligation to comply with the proxy rules of Regulation 14A and 14C under the Exchange Act.

Regulatory Approvals

   InfrastruX Group filed the required Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the offer and the merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission on June 30, 2000. The applicable waiting period expired on July 15, 2000.

   We believe that there are no other material regulatory or governmental approvals required in order for the merger to be consummated.

   The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as InfrastruX Group's acquisition of UTILX. At any time before or after the merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of shares purchased by InfrastruX Group's subsidiary or the divestiture of substantial assets of InfrastruX Group, UTILX or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

Financing of the Merger

   The total amount of funds required by InfrastruX Group and InfrastruX Group's subsidiary to consummate the merger and to pay related fees and expenses is estimated to be approximately $5 million. The merger is not conditioned on InfrastruX Group obtaining financing. InfrastruX Group expects to fund the merger and to pay related fees and expenses from internally generated funds. No alternate financing plan currently exists.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Certain members of UTILX's management and UTILX's board (as well as other employees of UTILX) have certain interests in the merger that are described below that are in addition to their interests as stockholders generally. UTILX board took these interests into account in approving and adopting the merger agreement and the transactions contemplated thereby.

   Pursuant to the terms of the Merger Agreement, immediately prior to the effective date of the merger, each option to purchase shares outstanding under any stock option or compensation plan or arrangement of UTILX shall be cancelled and that UTILX shall pay to the holder of each such option an amount in cash determined by multiplying (i) the excess, if any, of the amount of the merger consideration over the applicable per share exercise price of such option or warrant by (ii) the number of shares to which such option or warrant related.

   Pursuant to the merger agreement, UTILX and InfrastruX Group have entered into an employment agreement with William Weisfield, President and Chief Executive Officer of UTILX, which will be effective on the closing of the merger. Mr. Weisfield will serve as the President of UTILX following the merger. The agreement may be terminated by either Mr. Weisfield or UTILX at any time, with or without reason. The agreement provides for an annual base salary of $325,000, subject to increase in future years in the discretion of UTILX's Board. Mr. Weisfield will also be granted stock options, following InfrastruX Group's adoption of a stock option plan, to purchase a number of shares of InfrastruX Group common stock equal to 1% of InfrastruX Group's outstanding stock, subject to standard vesting provisions and at an exercise price equal to the fair market value of the InfrastruX Group common stock on the date of grant. If Mr. Weisfield's employment is terminated without cause (as defined in the employment agreement) or Mr. Weisfield terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive termination payments equal to eight months salary.

   Indemnification of UTILX directors and officers InfrastruX Group, InfrastruX Group's subsidiary and UTILX have each agreed that for six years after the effective time, InfrastruX Group will cause UTILX to indemnify and hold harmless the present and former officers and directors of UTILX in respect of acts or omissions occurring at or prior to the effective time to the fullest extent provided by Delaware law or any other applicable laws or as provided under UTILX's certificate of incorporation and bylaws in effect on the date of the merger agreement, subject to any limitation imposed from time to time under applicable law.

   For a period of six years after the effective time, InfrastruX Group will cause the surviving corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by UTILX's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of UTILX; provided, however, that in no event will InfrastruX Group or the surviving corporation be required to expend in excess of 150% of the annual premium currently paid by UTILX for such coverage (or such coverage as is available for such 150% of such annual premium).

                TRANSACTIONS BETWEEN INFRASTRUX GROUP AND UTILX

   John D. Durbin, a director of UTILX, is also President and Chief Executive Officer of InfrastruX Group and a director of Puget John W. Ellis, a director of UTILX, is also a director of Puget As of June 2, 2000 Mr. Durbin beneficially owned 36,000 Shares (including shares subject to options exercisable within 60 days of June 2, 2000) and Mr. Ellis beneficially owned 60,000 Shares (including shares subject to options exercisable within 60 days of June 2, 2000). In connection with their services as directors, in UTILX's fiscal year ended March 31, 2000, Mr. Ellis received compensation of approximately $12,950 and options to purchase 5,000 Shares, and Mr. Durbin received compensation of approximately $12,250 and options to purchase
5,000 Shares. Mr. Durbin and Mr. Ellis are members of UTILX's compensation committee, and Mr. Durbin is also a member of UTILX's audit committee.

   UTILX provides services to Puget in the ordinary course of business. In the past fiscal year ended March 31, 2000, Puget made payments to UTILX in exchange for such services totaling approximately $480,000.

   Effective as of May 24, 2000, UTILX and InfrastruX Group entered into the Confidentiality Agreement pursuant to which the parties agreed to provide, among other things, for the confidential treatment of their discussions regarding the tender offer and the merger and the exchange of confidential information.

   The Confidentiality Agreement also provides that for a period of two years from the date of such agreement, each party agrees that unless specifically invited in writing by the other party, neither party nor any affiliate will directly or indirectly effect or seek, offer or propose to effect, or assist any other person to effect or seek, offer or propose, any (i) acquisition of the securities or assets of the other party; (ii) tender or exchange offer, merger or other business combination involving the other party; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party; or (iv) any solicitation of proxies or consents to vote any voting securities of the other party, or otherwise act, alone or in concert with others, to seek to control or influence the other party.

   Effective as of June 14, 2000, UTILX and InfrastruX Group entered into a non-solicitation and expense reimbursement agreement. The provisions of the non-solicitation agreement have subsequently been superceded by provisions of the merger agreement. The non-solicitation agreement provided that until the earlier of June 30, 2000 or the signing of a definitive merger agreement, UTILX would cease all discussions with any parties other than InfrastruX Group with respect to any proposed merger, acquisition or similar transaction, and would not initiate, solicit or encourage inquiries, negotiations or proposals with respect to any such transactions. UTILX was not prevented, however, from responding to, or engaging in discussions with another party who made an unsolicited inquiry or proposal to merge with or acquire UTILX. UTILX was required to immediately notify InfrastruX Group of any unsolicited inquiries or proposals, and if an unsolicited proposal was received by UTILX, InfrastruX Group was relieved of its "standstill" obligations, as described above, under the Confidentiality Agreement.

   The non-solicitation agreement also provided that, in order to facilitate negotiations, InfrastruX Group would reimburse UTILX for its actual reasonable expenses incurred with respect to professional fees in connection with the tender offer and the merger, up to a maximum amount of $150,000, and in accordance with such agreement on June 14, 2000 InfrastruX Group advanced to UTILX $50,000.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   U.S. Shareholders. The receipt of cash for shares by a U.S. shareholder in the merger (including by reason of exercise of appraisal rights) will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a U.S. shareholder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount received in exchange for the shares sold and such stockholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the stockholder, such gain or loss will be capital gain or loss. If, at the time of the merger, the shares then exchanged have been held for more than one year by such stockholder, such gain or loss will be long-term capital gain or loss (other than, with respect to the exercise of appraisal rights, amounts, if any, which are or are deemed to be interest for federal income tax purposes, which amounts will be taxed as ordinary income). Under current law, long-term capital gains of individuals are generally taxed at lower rates than items of ordinary income and short-term capital gains. Capital losses are only deductible to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income. Capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations.

   Non-U.S. Shareholders. Non-U.S. shareholders generally will not be subject to U.S. federal income tax on the receipt of cash for shares pursuant to the Offer or in the merger, unless such Non-U.S. shareholder's gain is effectively connected with a U.S. trade or business; or, in the case of gain recognized by an individual Non-U.S. shareholder, such individual is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied.

   Backup Withholding. Stockholders may be subject to "backup withholding" at a rate of 31% under United States tax law when they receive payments of cash pursuant to the merger. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with his own tax advisor as to his qualification for exemption from withholding and the procedure for obtaining such exemption. To avoid the imposition of backup withholding, U.S. Shareholders and Non-U.S. Shareholders should follow the instructions set forth below.

   U.S. Shareholders. In order to avoid "backup withholding" on payments of cash pursuant to the merger (including any cash paid pursuant to the exercise of appraisal rights), a U.S. shareholder surrendering shares in the merger must, unless an exemption applies, provide the paying agent with such stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding. If a U.S. shareholder does not provide such stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 31%. All U.S. Shareholders surrendering shares pursuant to the merger should complete and sign the Substitute Form W-9 included as part of the letter of transmittal which will be sent by the paying agent following the effective date of the merger to provide the information and certification necessary to avoid backup withholding.

   Non-U.S. Shareholders. In order to avoid 31% backup withholding, Non-U.S. shareholders other than corporations should properly complete and provide to the paying agent the Substitute Form W-8 included as part of the letter of transmittal which will be sent by the paying agent after the effective date of the merger. Foreign corporations should follow the instructions above with respect to the completion of Substitute Form W-9.

   For purposes of this information statement, "U.S. shareholder" and "Non-U.S. shareholder" have the following meanings:

   "U.S. shareholder" means one of (1) a citizen or resident of the United States, including an alien individual (such as a citizen of another country) who is a lawful permanent resident of the United States or meets the "substantial presence test" under Section 7701(b) of the Code (for example, because the alien individual is present in the United States for 183 days or more in the current calendar year), (2) a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision, or (3) an estate or trust which is not a foreign estate or trust under Section 7701(a)(31) of the Code.

   "Non-U.S. shareholder" means any stockholder that is not a U.S. Shareholder, except for Non-U.S. shareholders, if any, who are subject to United States federal income tax on payments received pursuant to the merger because such payments are effectively connected with their conduct of a U.S. trade or business. Any such stockholder receiving payments that are effectively connected with the conduct of a U.S. trade or business should contact an independent tax advisor with respect to the backup withholding and other U.S. tax consequences of receiving payments pursuant to the merger.

   THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN SHAREHOLDERS, DEPENDING ON THEIR CIRCUMSTANCES, INCLUDING SHAREHOLDERS WHO ACQUIRED SHARES PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION. SHAREHOLDERS WHO ARE IN SPECIAL TAX SITUATIONS (SUCH AS FINANCIAL INSTITUTIONS, INSURANCE COMPANIES, OR TAX-EXEMPT ORGANIZATIONS), OR TO PERSONS HOLDING SHARES AS PART OF A "STRADDLE," "HEDGE" OR "CONVERSION TRANSACTION."

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

                                APPRAISAL RIGHTS

   Stockholders of UTILX are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware as to shares owned by them. Set forth below is a summary description of Section 262. Section 262 is reprinted in its entirety as Annex B to this information statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares as to which appraisal rights are asserted. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

   FOR MORE DETAIL REGARDING APPRAISAL RIGHTS, SEE ANNEX B. THIS SUMMARY AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

   In accordance with Section 262, any stockholder may, before the vote at the special meeting upon the proposal to approve and adopt the merger agreement, demand in writing from UTILX the appraisal of the fair value of such stockholder's shares. Such demand must be made within 20 days after the day of mailing of this information statement and which demand must reasonably inform UTILX of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. In order to be entitled to appraisal rights with respect to any shares, a stockholder must be the record holder of such shares on the date of such demand, must continuously hold such shares through the effective time, must properly demand an appraisal as described in this paragraph and the following paragraphs, and must not vote in favor of the proposal to approve and adopt the merger agreement. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's shares should consult with legal counsel before taking any such action. UTILX believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's shares. Should a stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's shares, UTILX presently intends to assert that by doing so such stockholder has waived such stockholder's appraisal rights. Stockholders should be aware that a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the president of UTILX at 22820 Russell Road, P.O. Box 97009, Kent, Washington 98064-9709. A vote against the merger or a failure to vote for the merger would not by itself constitute sufficient notice of a stockholder's election to exercise appraisal rights.

   A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing such stockholder's shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

   A record owner, such as a broker, who holds shares as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

   Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting stockholders. UTILX is under no obligation to and has no present intention to file such a petition. Accordingly it is the obligation of the former stockholders to initiate all necessary action to perfect their appraisal rights in respect of such shares within the time prescribed in Section 262.

   Within 120 days after the Effective Time, any former holder of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from UTILX a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of former holders of such shares. Such statement must be mailed within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

   If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares formerly owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised.

   Stockholders considering seeking appraisal should note that the "fair value" of their shares determined under Section 262 could be more than, the same as or less than $6.125 per share, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

   From and after the effective time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

   At any time within 60 days after the effective time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger agreement; after this period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive $6.125 per share, in cash, without interest thereon, upon valid surrender of the certificates that formerly represented their shares. Inasmuch as UTILX has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

         CERTAIN INFORMATION CONCERNING UTILX AND THE SHARES GENERALLY

   UTILX is a Delaware corporation with its principal executive offices located at 22820 Russell Road, P.O. Box 97009, Kent, Washington 98064. UTILX provides specialty services and products to electric, telecommunications, natural gas, water, sewer, and other utilities in the United States and around the world, and drilling equipment to contractors and other users outside the United States.

Price Range of Shares; Dividends

   The shares are authorized for quotation on the Nasdaq National Market under the symbol "UTLX."

                                                         High    Low   Volume(1)
                                                        ------ ------- ---------
     Fiscal Year Ending March 31, 1998:
     First Quarter..................................... 4 7/8  3 13/16   738,617
     Second Quarter.................................... 5 3/8  4         837,668
     Third Quarter..................................... 6 7/8  4 3/8   1,240,320
     Fourth Quarter.................................... 7 7/8  4 7/8   1,488,111
     Fiscal Year Ending March 31, 1999:
     First Quarter..................................... 5 3/4  4 1/8   1,025,477
     Second Quarter.................................... 5      3 1/4     630,553
     Third Quarter..................................... 3 7/16 1 7/16  2,521,877
     Fourth Quarter.................................... 3 1/2  1 1/2   1,305,170
     Fiscal Year Ending March 31, 2000:
     First Quarter..................................... 3 1/2  1 1/2   3,342,936
     Second Quarter.................................... 4 3/4  2 7/16  1,956,995
     Third Quarter..................................... 4 3/4  2 9/16  1,430,574
     Fourth Quarter.................................... 8 7/16 3       8,977,565
     Fiscal Year Ending March 31, 2001:
     First Quarter..................................... 6 1/4  3 3/4   4,253,384
     Second Quarter (through August 4, 2000)........... 6 1/8  5 7/8   2,726,915

--------
(1)  Aggregate trading volume per period.

   UTILX historically has not declared dividends.

   On June 28, 2000, the last full trading day prior to the announcement of the execution of the merger agreement and of InfrastruX Group's intention to commence the Offer, the closing price per share as reported on the Nasdaq was $4.375. On August 4, 2000, the closing price per share as reported on the Nasdaq was $5.969.

   SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

                CERTAIN INFORMATION CONCERNING INFRASTRUX GROUP
                       AND INFRASTRUX GROUP'S SUBSIDIARY

   Purchaser is a newly formed Delaware corporation organized in connection with the tender offer and the merger and has not carried on any activities other than in connection with the tender offer and the merger. The principal offices of Purchaser are located at 411- 108th Avenue N.E., Bellevue, Washington 98004 and its business telephone number is (425) 462-3162. Purchaser is a wholly owned subsidiary of InfrastruX Group.

   InfrastruX Group is a Washington corporation and a wholly owned subsidiary of Puget InfrastruX Group was formed in June, 2000 by Puget to acquire network infrastructure services companies serving the utility and telecommunication industries. The principal offices of InfrastruX Group are located at 411--108th Avenue N.E., Bellevue, Washington 98004 and its business telephone number is
(425) 462-3162. InfrastruX Group currently has no business or operations.

   Puget is an investor-owned public utility incorporated in the State of Washington furnishing electric and gas service to a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State. Puget is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the commission related to its business, financial condition and other matters.

                              OWNERSHIP OF SHARES

   As of August 4, 2000, there were 7,475,944 shares outstanding. The following table sets forth the beneficial ownership of shares as of August 4, 2000 by each person known by UTILX to own more than 5% of the outstanding shares. None of the directors and executive officers of UTILX as at such date own any shares. Each of the stockholders named below has sole voting and investment power with respect to the shares beneficially owned:

                                   Number of Shares of Percent of UTILX Common
         Name and Address of       UTILX Common Stock    Stock Beneficially
           Beneficial Owner        Beneficially Owned           Owned
     ----------------------------  ------------------- -----------------------
     InfrastruX Acquisition, Inc.       6,584,685                88%
     411--108th Avenue N.E.
     Bellevue, Washington 98004

--------
(1) Applicable percentage ownership for the stockholder is based on 7,475,944 shares outstanding as of August 4, 2000.

                      ADDITIONAL AND AVAILABLE INFORMATION

   All documents filed by UTILX pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this information statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

   Puget and UTILX are each subject to the informational filing requirements of the Exchange Act and, in accordance therewith, are each required to file periodic reports, proxy statements and other information with the SEC relating to their respective business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. InfrastruX Group's and UTILX's filings are also available to the public on the SEC's internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain reports and other information concerning Puget Sound Energy, Inc. may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF UTILX, INFRASTRUX GROUP OR INFRASTRUX GROUP'S SUBSIDIARY NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                 OTHER MATTERS

   We do not intend to hold a 2001 annual meeting prior to the scheduled consummation of the merger. If the merger is not consummated and we do hold a 2001 annual meeting, we will notify you of such meeting, including the date by which stockholder proposals must be received at UTILX's executive offices in order to be considered for inclusion in the proxy materials relating to such meeting.

   We do not intend to bring any other matters before the special meeting, and are not aware of any other matters that are expected to be brought properly before the special meeting.

                                                                        ANNEX A

                        [LETTERHEAD OF BANK OF AMERICA]

                                 June 28, 2000

Special Committee of the
Board of Directors
UTILX Corporation
22820 Russell Road
P.O. Box 97009
Kent, Washington 98064

Members of the Special Committee of the Board of Directors:

   You have requested our opinion as to the fairness from a financial point of view to the stockholders of UTILX Corporation (the "Company") of the consideration proposed to be received by such stockholders in the proposed tender offer (the "Offer") by InfrastruX Acquisition, Inc. (the "Purchaser"), a wholly owned subsidiary of InfrastruX Group, Inc. (the "Parent"), a wholly owned subsidiary of Puget Sound Energy, Inc. for all of the outstanding shares of Common Stock, no par value, of the Company (the "Company Common Stock") and the proposed subsequent merger (the "Merger" and together with the Offer, the "Transactions") of the Purchaser with and into the Company. Pursuant to the terms of the Agreement and Plan of Merger, to be dated as of June 28, 2000 (the "Agreement"), among the Company, the Parent and the Purchaser, the Purchaser will commence the Offer at an offer price of $6.125 per share in cash, and subsequently engage in the Merger pursuant to which the Company will become a wholly owned subsidiary of the Parent and stockholders of the Company will receive for each share of Company Common Stock held by them, other than shares held in treasury or held by the Purchaser or any affiliate of the Purchaser or as to which dissenters' or appraisal rights have been perfected, consideration equal to $6.125 per share. The terms and conditions of the Transactions are more fully set out in the Agreement.

   For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iii) analyzed certain financial forecasts prepared by the management of the Company;

  (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

  (v) reviewed the reported prices and trading activity for the Company Common Stock;

  (vi) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

  (vii) compared certain financial terms of the Transactions to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

  (viii) reviewed the June 27, 2000 draft of the Agreement and certain related documents;

  (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

Special Committee of the
Board of Directors
UTILX Corporation
June 28, 2000
Page 2

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

   We were requested not to and did not contact any other parties with respect to the sale of all or any part of the Company or any other alternative transaction other than those parties that could be contacted under the Company's Non-Solicitation and Expense Reimbursement Agreement dated June 14, 2000. We were not requested to and did not directly participate in negotiations with respect to the terms of the Transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to the Transactions, and no opinion is expressed as to whether any alternative transaction might produce consideration for the Company's stockholders in an amount in excess of that contemplated in the Transactions.

   We have acted as sole financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transactions and will receive a fee for our services, including a fee, which is contingent upon the consummation of the Merger. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and Puget Sound Energy, Inc. for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

   It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Transactions with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, BAS expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger or whether stockholders of the Company should or should not tender their shares of Company Common Stock to the Purchaser pursuant to the Offer.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company's stockholders in the proposed Transactions is fair from a financial point of view to the Company's stockholders.

                                          Very truly yours,

                                          [LOGO OF BANC OF AMERICA SECURITIES
                                          LLC]

                                                                         ANNEX B

   (S)262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof), or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S)228 or (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                                                          ANNEXC
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                             INFRASTRUX GROUP, INC.

                          INFRASTRUX ACQUISITION, INC.

                                      and

                               UTILX CORPORATION

                           Dated as of June 28, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    CONTENTS

                                                                            Page
                                                                            ----

 ARTICLE I THE TENDER OFFER................................................  C-1

    1.1  The Offer.........................................................  C-1

    1.2  Company Action....................................................  C-2

    1.3  Directors.........................................................  C-3

 ARTICLE II THE MERGER.....................................................  C-4

    2.1  The Merger........................................................  C-4

    2.2  Effective Time....................................................  C-4

    2.3  Effects of the Merger.............................................  C-4

    2.4  Restated Certificate of Incorporation.............................  C-4

    2.5  Bylaws............................................................  C-4

    2.6  Directors.........................................................  C-4

    2.7  Officers..........................................................  C-4

    2.8  Conversion of Shares..............................................  C-5

    2.9  Payment for Shares................................................  C-5

    2.10 No Further Rights or Transfers....................................  C-6

    2.11 Supplementary Action..............................................  C-6

    2.12 Closing...........................................................  C-7

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  C-7

    3.1  Organization of the Company.......................................  C-7

    3.2  Company Capital Structure.........................................  C-7

    3.3  Obligations With Respect to Capital Stock.........................  C-8

    3.4  Authority.........................................................  C-8

    3.5  SEC Filings; the Company Financial Statements.....................  C-9

    3.6  Absence of Certain Changes or Events.............................. C-10

    3.7  Taxes............................................................. C-10

    3.8  Title to Properties; Absence of Liens and Encumbrances............ C-12

    3.9  Intellectual Property............................................. C-12

         3.9.1 General....................................................  C-12

         3.9.2 Company Technology.........................................  C-12

         3.9.3 Third Party Technology.....................................  C-12

         3.9.4 Trademarks.................................................  C-13

         3.9.5 Intellectual Property Rights...............................  C-13

         3.9.6 Maintenance of Rights......................................  C-13

         3.9.7 Third Party Claims.........................................  C-14

         3.9.8 Infringement by the Company................................  C-14

         3.9.9 Restrictions on Intellectual Property......................  C-14

    3.10 Compliance; Permits; Restrictions................................. C-14

                                                                           Page
                                                                           ----

    3.11 Litigation....................................................... C-15

    3.12 Brokers' and Finders' Fees....................................... C-15

    3.13 Employee Benefit Plans........................................... C-15

         3.13.1  Employee Benefit Plan Listing...........................  C-15

         3.13.2  Documents Provided......................................  C-15

         3.13.3  Compliance..............................................  C-16

         3.13.4  Qualification...........................................  C-16

         3.13.5  Contributions and Premium Payments......................  C-16

         3.13.6  Multiemployer, Defined Benefit and Money Purchase
                 Pension Plans and Multiple Employer Welfare
                 Arrangements............................................  C-17

         3.13.7  Post-Termination Benefits...............................  C-17

         3.13.8  Suits, Claims and Investigations........................  C-17

         3.13.9  Payments Resulting From Transactions....................  C-17

         3.13.10 Insured Benefits........................................  C-17

         3.13.11 Definitions.............................................  C-18

    3.14 Employees; Labor Matters......................................... C-18

    3.15 Environmental Matters............................................ C-18

    3.16 Agreements, Contracts and Commitments............................ C-19

    3.17 Change of Control Payments....................................... C-20

    3.18 Board Approval................................................... C-20

    3.19 Fairness Opinion................................................. C-20

    3.20 State Anti-Takeover Statutes Not Applicable; Company Rights
         Plan............................................................. C-20

    3.21 Offer Documents; Proxy Statement................................. C-21

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER........ C-21

    4.1  Organization and Qualification................................... C-21

    4.2  Corporate Power, Authorization and Enforceability................ C-21

    4.3  No Conflict; Required Filings and Consents....................... C-22

    4.4  Schedule TO...................................................... C-22

    4.5  Available Funds.................................................. C-22

 ARTICLE V COVENANTS...................................................... C-23

    5.1  Conduct of Business by the Company............................... C-23

    5.2  Access to Information; Confidentiality........................... C-24

    5.3  Proxy Material; Stockholders' Meeting............................ C-25

    5.4  No Solicitation; Break-up Fee.................................... C-26

    5.5  Public Announcements............................................. C-27

    5.6  Notification of Certain Matters.................................. C-27

    5.7  Actions by Company............................................... C-27

    5.8  Officers' and Directors' Indemnification......................... C-27

                                                                         Page
                                                                         ----

    5.9   Employment Agreements........................................  C-28

    5.10  Additional Agreements........................................  C-28

    5.11  Other Actions by the Company.................................  C-28

    5.12  Company Options..............................................  C-28

    5.13  Stock Option Plans...........................................  C-29

    5.14  Employee Benefit Plans.......................................  C-29

    5.15  Stockholder Litigation.......................................  C-29

 ARTICLE VI CONDITIONS OF MERGER.......................................  C-29

    6.1  Conditions to the Obligations of Each Party to Effect
         the Merger....................................................  C-29

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.........................  C-30

    7.1  Termination...................................................  C-30

    7.2  Procedure and Effect of Termination...........................  C-31

    7.3  Fees and Expenses.............................................  C-31

    7.4  Amendment.....................................................  C-32

    7.5  Waiver........................................................  C-32

 ARTICLE VIII MISCELLANEOUS............................................  C-32

    8.1  Severability..................................................  C-32

    8.2  Notices.......................................................  C-32

    8.3  Entire Agreement; No Third Party Beneficiaries;
         No Assignment.................................................  C-33

    8.4  Interpretation; Knowledge.....................................  C-33

    8.5  Counterparts..................................................  C-34

    8.6  Other Remedies; Specific Performance..........................  C-34

    8.7  Governing Law.................................................  C-34

    8.8  Rules of Construction.........................................  C-34

    8.9  Waiver of Jury Trial..........................................  C-34

 EXHIBIT A   Employment Agreements

 EXHIBIT B   Required Third Party Consents

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 28, 2000, by and among InfrastruX Group, Inc., a Washington corporation ("Parent"), InfrastruX Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and UTILX Corporation, a Delaware corporation (the "Company").

                                    RECITALS

   A. The Boards of Directors of Parent and Purchaser and the Board of Directors of the Company, through its special committee of disinterested directors (referred to herein as the "Board of Directors of the Company") have each unanimously approved the terms and conditions of a merger of Purchaser with and into the Company (the "Merger") upon the terms and subject to conditions set forth herein, the Board of Directors of the Company having determined that the Merger represents the best available transaction for the Company.

   B. Pursuant to the Merger, Purchaser will acquire each issued and outstanding share of Common Stock of the Company at a price of $6.125 net per Share to the seller in cash and without interest thereon (the "Offer Price"). In order to accomplish the Merger, Purchaser shall first commence a tender offer (the "Offer") by Purchaser under Section 14(d)(1) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), to purchase all outstanding shares of the Common Stock, no par value, of the Company (shares of the Common Stock of the Company are referred to herein as the "Shares").

   C. The Board of Directors of the Company has unanimously resolved to recommend, subject to applicable law and the provisions of this Agreement, the acceptance of the Offer and approval of the Merger to the holders of Shares and determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and that the Offer and the Merger are in the best interests of the holders of such Shares.

   NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                THE TENDER OFFER

1.1 The Offer

   (a) Provided that this Agreement shall not have been terminated pursuant to
Section 7.1 and none of the events set forth in clause (iii) of Annex I shall have occurred or be existing, Purchaser shall, and Parent shall cause Purchaser to, promptly (but no later than five (5) business days) following the public announcement of the execution of this Agreement commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer at the Offer Price.

   (b) The obligations of Purchaser to consummate the Offer and to accept for payment and pay for any of the Shares tendered shall be subject to the conditions set forth on Annex I, including that a minimum of sixty-seven percent (67%) of the Shares outstanding on a fully diluted basis (including for purposes of such calculation all Shares issuable upon the cash exercise of all vested and unvested stock options, warrants and conversion of convertible securities or other rights to purchase or acquire Shares) being validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"). The per Share amount shall be net to the seller in cash, upon the terms and subject to the conditions of the Offer and subject to reduction for any applicable federal back-up or other applicable withholding or stock transfer taxes. The Offer shall remain open until 12:00 Midnight, New York City time, on the date that is twenty (20) business days following the commencement of the Offer; which shall be the "Expiration Date," unless Purchaser extends the Offer as permitted by this Agreement, in which case the "Expiration Date" means the latest time and date to which the Offer is extended.

   (c) Purchaser expressly reserves the right in its sole discretion to waive any conditions to the Offer (other than the condition set forth in clause (i) unless agreed to by the Company or (iii)(E) of Annex I), to increase the price per Share payable in the Offer, to extend the duration of the Offer, or to make any other changes in the terms and conditions of the Offer, provided, however, that no such change may be made which decreases the price per Share payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or amends any other material terms of the Offer in a manner materially adverse to the Company's shareholders, and provided, further, that the Offer may not, without the Company's prior written consent, be extended beyond the Expiration Date. Notwithstanding the foregoing, Purchaser may, without the consent of the Company but upon notification of the Company, (i) extend the offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (ii) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act) which shall not exceed ten (10) business days.

   (d) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex I. Concurrently with the commencement of the Offer, Parent and Purchaser shall file with the SEC a tender offer statement on Schedule TO reflecting the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule TO"). Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase by accepting for payment and will pay for Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Date. The Schedule TO will contain or will incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisements (which Schedule TO, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company agree promptly to correct any information provided by any of them for use in the Offer Documents that shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Offer Documents will, on the date filed, comply in all material respects with all provisions of applicable federal securities laws.

1.2 Company Action

   (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) its Board of Directors has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of the Shares, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) resolved to recommend, subject to applicable law and the provisions of this Agreement, that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby and thereby (provided, however, that subject to the provisions of Section 5.4 such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.4)) and
(ii) Banc of America Securities LLC ("Banker") has rendered to the Board of Directors of the Company its written opinion (which opinion is permitted to be included in writing in the Schedule 14D-9 (as defined in Section 1.2(b)), to the effect that the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors

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described in the first sentence of this Section 1.2(a), and has obtained the consent of Banker to the inclusion in the Schedule 14D-9 of a copy of the written opinion referred to in clause (ii) above.

   (b) The Company shall file with the SEC, concurrently with the filing by Parent and Purchaser of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act relating to the Offer (together with all exhibits, amendments and supplements thereto as well as the Information Statement required pursuant to Section 14(f) under the Exchange Act, collectively the "Schedule 14D-9"), which shall contain the recommendation of the Company's Board of Directors described in Section 1.2(a), and shall disseminate the Schedule 14D-9 as required by Rule 14D-9 promulgated under the Exchange Act. The Schedule 14D-9, and each amendment thereto, will, on the date filed, comply in all material respects with the provisions of applicable federal securities laws. The Company, Parent and Purchaser agree promptly to correct any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and the Schedule 14D-9 as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review and shall be reasonably satisfied with the Schedule 14D-9 in the form in which such document is originally filed with the SEC, and all amendments and supplements thereto, prior to the time at which such documents and all documents related thereto are filed with the SEC. The Company shall provide Purchaser and its counsel with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after receipt of such comments.

   (c) The Company has been advised by each of the members of the Special Committee and by its Chief Executive Officer and Chief Financial Officer, as of the date of this Agreement, that such person intends to tender all outstanding Shares beneficially owned and not disclaimed by such person to Purchaser pursuant to the Offer unless to do so would subject such person to liability under Section 16(b) of the Exchange Act.

   (d) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each of a recent date, and shall promptly furnish Purchaser with such additional information, including updated lists of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request in connection with communicating the Offer and any amendments or supplements thereto to the Company's shareholders. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists.

1.3 Directors

   Promptly upon the acquisition by Purchaser pursuant to the Offer of such number of Shares which satisfies the Minimum Condition and from time to time thereafter, Parent shall be entitled to designate a majority of the members of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act. The Company shall, upon request by Parent, promptly increase the size of the Board of Directors to the extent permitted by its Restated Certificate of Incorporation and/or secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors and shall cause Parent's designees to be so elected. The Company shall take, at its expense, all action necessary to effect any such election, including mailing to its shareholders the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in form and substance reasonably satisfactory to Parent and its counsel. Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time (as defined in Section 2.2), any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Purchaser or waiver of the Company's rights hereunder, shall require the concurrence of a majority of the Company's directors (or the concurrence of the director, if there is only one remaining) then in office who are directors on the date hereof, or are directors

(other than directors designated by Parent in accordance with this Section 1.3) designated by such persons to fill any vacancy (the "Continuing Directors").

                                   ARTICLE II

                                   THE MERGER

2.1 The Merger

   Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI of this Agreement. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Purchaser shall cease. At the election of Parent or Purchaser, any direct or indirect wholly owned subsidiary of Parent incorporated under the laws of Delaware may be substituted for Purchaser as a constituent corporation in the Merger. As used herein, the term "Purchaser" shall, upon such substitution refer to any such substituted corporation.

2.2 Effective Time

   The Merger shall be consummated by and shall be effective at the time there has been filed as provided by Section 2.12 with the Secretary of State of the State of Delaware the articles of merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL. The time of such filing is referred to as the "Effective Time."

2.3 Effects of the Merger

   The Merger shall have the effects set forth in applicable sections of the DGCL. As of the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

2.4 Restated Certificate of Incorporation

   The Restated Certificate of Incorporation of the Surviving Corporation shall be amended to contain the substantive provisions of the Certificate of Incorporation of the Purchaser as in effect at the Effective Time, except that
Article I thereof shall read as follows: "The name of this corporation is UTILX Corporation."

2.5 Bylaws

   The Bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter duly amended in accordance with applicable law.

2.6 Directors

   The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, or as otherwise provided by law.

2.7 Officers

   The officers of the Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Such officers of the Surviving Corporation will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, or as otherwise provided by law.

2.8 Conversion of Shares

   (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of the Shares:

     (i) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held, directly or indirectly, by Parent, Purchaser, the Company or any of their majority-owned subsidiaries and any Dissenting Shares (as defined below)) shall automatically be canceled and extinguished and be converted into the right to receive $6.125, or such higher amount per Share as is paid pursuant to the Offer (the "Merger Consideration"), in cash, without interest thereon.

     (ii) Each Share issued and outstanding immediately prior to the Effective Time which is owned or held, directly or indirectly, by Parent, Purchaser, the Company or any of their majority-owned subsidiaries shall be canceled and extinguished and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto.

     (iii) Each holder (other than holders referred to in Section 2.8(a)(ii)) of a certificate representing any Shares shall after the Effective Time cease to have any rights with respect to such Shares, except either to receive the Merger Consideration upon surrender of such certificate, or to exercise such holder's appraisal rights as provided in Section 2.9 and the DGCL.

     (iv) Each share of Common Stock of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and thereafter represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (v) Each Company Option (as defined in Section 3.2) shall be treated in accordance with Section 5.12.

   (b) Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time and which are held by a holder who dissents from the Merger in the manner provided under the DGCL and becomes entitled to obtain payment for the fair value of such Shares pursuant to the applicable provisions of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration pursuant to this
Section 2.8, but the holders of Dissenting Shares shall instead be entitled to receive such consideration as shall be determined pursuant to the DGCL; provided, however, that this Section 2.8 shall apply to Shares held by a dissenting shareholder who subsequently withdraws his or her demand for payment in the manner provided under the DGCL, fails to comply fully with the requirements of applicable provisions of the DGCL, or otherwise fails to establish the fair value of such holder's Shares under the DGCL, in which event such Shares shall be deemed to be converted into the right to receive the Merger Consideration pursuant to Section 2.8. The Company shall give Parent and Purchaser prompt notice of any written objection to the Merger and demand for payment of the fair value of Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demand for payment of the fair value of Shares. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the DGCL.

2.9 Payment for Shares

   (a) Prior to the Effective Time, Purchaser shall select and appoint a bank to act as agent for the holders of Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.8. At the Effective Time, Purchaser or Parent shall provide the

Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration.

   (b) As soon as practicable after the Effective Time, Purchaser or Parent shall cause the Paying Agent to mail to each record holder a certificate or certificates representing Shares which as of the Effective Time represents the right to receive the Merger Consideration (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be requested, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this Section, each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration (without interest thereon), and shall have no other right.

   (c) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange thereof are registered, it shall be a condition to the payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment or delivery shall pay any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

   (d) Promptly following the date that is six months after the Effective Date, the Paying Agent shall return to the Surviving Corporation all Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration (without interest thereon). Notwithstanding the foregoing, the Surviving Corporation shall be entitled to receive from time to time all interest or other amounts earned with respect to any cash deposited with the Paying Agent as such amounts accrue or become available.

2.10 No Further Rights or Transfers

   At and after the Effective Time the holders of Certificates to be exchanged for the Merger Consideration pursuant to this Agreement shall cease to have any rights as to shareholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. Any Certificates formerly representing Shares presented to the Surviving Corporation or Paying Agent shall be canceled and exchanged for the Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

2.11 Supplementary Action

   If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

2.12 Closing

   Upon the terms and subject to the conditions of this Agreement, as soon as practicable after all the conditions to the obligations of the parties hereto to effect the Merger under Article VI of this Agreement shall have been satisfied or waived, the Company and Purchaser shall (i) file with the Delaware Secretary of State a certificate or agreement of merger or a certificate of ownership and merger in such form as may be required by, and executed in accordance with, the relevant provisions of the DGCL and (ii) take all such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filing referred to in this Section, a closing (the "Closing") will be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington or at such other location as the parties may establish for the purpose of confirming all the foregoing. The date and the time of such Closing are referred to as the "Closing Date."

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company (which for purposes of this Article III shall include the Company and each of its subsidiaries unless the context otherwise requires) represents and warrants to Parent and Purchaser, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to Parent and Purchaser dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Schedules"), as follows:

3.1 Organization of the Company

   (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below).

   (b) The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, indicating the jurisdiction of incorporation or formation of each subsidiary, the jurisdictions in which such subsidiary is qualified or licensed to do business, and the Company's and any other person's equity interest therein. Except for qualifying directors' shares, no person other than the Company owns any equity interest in any such subsidiary.

   (c) The Company has delivered or made available to Parent a true and correct copy of the Restated Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor, to the knowledge of the Company, any of its subsidiaries is in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws or equivalent governing instruments.

   (d) When used in connection with the Company, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Company and its subsidiaries taken as a whole.

3.2 Company Capital Structure

   The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value, of which 7,475,944 shares were issued and outstanding as of June 2, 2000, and 2,000,000 shares of

Preferred Stock, no par value, of which no shares are issued or outstanding. No shares of capital stock have been issued since June 2, 2000 except pursuant to option exercises. All outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Restated Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of the date of this Agreement, the Company had reserved an aggregate of 1,600,000 shares of the Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the 1984 Restated Nonqualified Stock Option Plan, 1984 Restated Stock Option Plan, 1987 Restated Stock Option Plan for Non-Employee Directors and the 1994 Option and Restricted Stock Plan for Employees (the "Option Plans"). (Stock options granted by the Company pursuant to the Option Plans or otherwise are referred to in this Agreement as "Company Options.") As of June 2, 2000, there were Company Options outstanding to purchase an aggregate of 1,572,416 shares of Common Stock, issued to employees, consultants and non-employee directors pursuant to the Option Plans. Except for 10,000 shares subject to options granted to Bob Gannon upon his election as a new director on June 9, 2000, no Company Options have been granted since June 2, 2000 and, except pursuant to the exercise of Company Options, no shares of capital stock of the Company have been issued by the Company since June 2, 2000. All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Company has provided the Purchaser a complete and accurate list as of June 26, 2000 of each person who held restricted stock or options, the name of the holder of such shares or option, the exercise price of such option, and the term of such shares or option.

3.3 Obligations With Respect to Capital Stock

   Except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Company, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

3.4 Authority

   (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's shareholders and the filing and recordation of the Restated Articles of Merger pursuant to the DGCL. A vote of the holders of two-thirds of the outstanding Shares is required for the Company's shareholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's shareholders, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected and which will have a Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected. The Company Schedules list all consents, waivers and approvals under any of the Company's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Offer or the Merger.

3.5 SEC Filings; the Company Financial Statements

   (a) The Company has filed in a timely manner all forms, reports and documents required to be filed with the SEC since it became subject to the reporting requirements of the Exchange Act, and has made available to Parent all such forms, reports and documents. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports and all currently effective registration statements of the Company filed with the SEC (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials") including any of the Company SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved

(except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (z) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. The balance sheet of the Company contained in the Company SEC Reports as of March 31, 2000 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials or the Company Schedules, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate and liabilities incurred in connection with this Agreement.

   (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

3.6 Absence of Certain Changes or Events

   Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

3.7 Taxes

   (a) To the Company's knowledge, (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company and each of its subsidiaries have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes (as defined below) of the Company and each of its subsidiaries (whether or not reflected on any Tax Return) have been fully and timely paid, withheld and remitted to the applicable Taxing authority; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company or any of its subsidiaries in connection with any Tax Returns covering the Company or any of its subsidiaries with respect to any Taxes payable thereby; (iv) no taxing authority in a jurisdiction where none of the Company or any of its subsidiaries files Tax Returns has made a claim, assertion or threat to the Company or any of its subsidiaries that the Company or any of its subsidiaries is or may be subject to taxation by such jurisdiction; (v) there are no liens with respect to Taxes on any of the Company's or any of its subsidiaries' property or assets other than liens for current Taxes not yet payable; (vii) there are no audits or other administrative proceedings presently in progress, pending or threatened with respect to Taxes or any Tax Return of the Company or any of its subsidiaries; and (viii) no Tax deficiencies or assessments have been proposed, asserted or threatened against the Company or any of its subsidiaries.

   (b) Neither the Company nor, to the Company's knowledge, any of its subsidiaries nor any other Person on behalf thereof (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

   (c) To the knowledge of the Company, there is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or its subsidiaries have knowledge based on contact or correspondence with any agent of such authority. Schedule 3.7 (c) to the Company Schedules lists all U.S. federal Tax Returns filed with respect to the Company and its subsidiaries for taxable periods ended on or after March 31, 1995 that have been audited. The Company has made available to Parent through the Company's accountants correct and complete copies of all income, excise and franchise Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company related thereto for all taxable periods ended on or after March 31, 1995.

   (d) Neither the Company, nor any of its subsidiaries, nor any ERISA Affiliate (as defined in Section 3.13.11) has made any payments, is obligated to make any payments or is a party to (or a participating employer in) any agreement or Employee Benefit Plan (as defined in Section 3.13.11) that could obligate it to make any payments that would constitute "excess parachute payments" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 162(a)(1), 162(m) or 404 of the Code.

   (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

   (f) Neither the Company nor any of its subsidiaries is a party to any Tax allocation, sharing, indemnity or similar agreement. Neither the Company nor any of its subsidiaries (i) has been a member of a Tax Group (as defined below) filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) (other than the Tax Group, the common parent of which is the Company) and (ii) does not have any liability for Taxes of any Person (other than the Company and any of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

   (g) The unpaid Taxes of the Company and its subsidiaries (i) did not, as of March 31, 2000, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

   As used in this Agreement, the following terms shall have the following meanings:

   "Taxes" means (A) all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, or being a member of a Tax Group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and "Tax" means any of the foregoing Taxes.

   "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

   "Tax Returns" means any return, declaration, report, claim or refund, information return, statement or other similar document, including any schedule or attachment thereto, and including any amendment thereof required to be filed with respect to Taxes.

3.8 Title to Properties; Absence of Liens and Encumbrances

   (a) The Company Schedules list all jurisdictions in which real property is owned or leased by the Company. The Company Schedules list all real property leases to which the Company is a party and each amendment thereto with lease payments of more than an aggregate of $100,000 per year. All such current leases are in full force and effect, are valid and effective in accordance with the respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

   (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except as reflected in the Company Financials or in the Company Schedules and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

3.9 Intellectual Property

  3.9.1 General

   The Company owns, co-owns or is licensed and has all rights in and to all intellectual property and other proprietary rights required to conduct its business as now conducted and as proposed to be conducted, including, without limitation, all trade names, trademarks, service marks, logos, brand names and other identifiers, trade secrets, maskworks, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions, reissues, reexaminations, divisionals and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

  3.9.2 Company Technology

   (a) Schedule 3.9.2 to the Company Schedules sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement and that are essential, proprietary, and required to conduct its business as now conducted and as proposed to be conducted , together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Except for the Third Party Technologies (as defined in Section 3.9.3), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all Liens: all inventions, discoveries, processes, designs, works of authorship, data compilations (whether in electronic form or not) trade secrets, know-how and other confidential or proprietary information related to the Products. The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."

   (b) The Company owns certain proprietary Company Technology relating to the CableCure treatment process and injection technology, separate and apart from its rights under the CableCure license agreement with Dow Corning Corporation, which would provide the Company with a significant competitive advantage, both in terms of cost and product/service effectiveness, relative to any other third parties in the event that the exclusivity provisions of the CableCure license agreement with Dow Corning Corporation were terminated in connection with the Dow Corning Corporation bankruptcy proceedings.

  3.9.3 Third Party Technology

   Schedule 3.9.3 to the Company Schedules sets forth a list of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all material license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (b) all other Third Party Technology material to and necessary for the conduct of the Company's business as now conducted and as proposed to be conducted. All Third Party Licenses are valid, binding and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder. To the knowledge of the Company, no action has been taken to reject the CableCure License in connection with the Dow Corning bankruptcy proceedings.

  3.9.4 Trademarks

   Schedule 3.9.4 to the Company Schedules sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks"). The Company has full legal and beneficial ownership, free and clear of any Liens, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

  3.9.5 Intellectual Property Rights

   Schedules 3.9.4 and 3.9.5 to the Company Schedules sets forth all patents, patent applications, copyright registrations (and applications therefor), maskwork registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the Marks. Except as set forth in Schedule
3.9.3 and 3.9.5 to the Company Schedules, the Company owns all right, title and interest, free and clear of any Liens, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").

  3.9.6 Maintenance of Rights

   The Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation, lapse or unenforceability of any item of the IP Rights or the IP Registrations or any inventions, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights, IP Registrations or inventions, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect. Except as set forth in Schedules 3.9.6 to the Company Schedules, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights, except for any such grant that would not be reasonably expected (as far as can be foreseen at the time) to have a Material Adverse Effect. To the best of the Company's knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights and the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

  3.9.7 Third Party Claims

   Except as disclosed in Schedules 3.9.7(a), (b) and (c) to the Company Schedules, (a) the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership of or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

  3.9.8 Infringement by the Company

   Except as disclosed in Schedule 3.9.8 to the Company Schedules, (a) the manufacture, use, sale, disclosure, execution, reproduction, modification, adaptation, distribution, performance or display of any of the Technology or any modifications or enhancements thereof, in the Company's business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, maskwork, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

  3.9.9 Restrictions on Intellectual Property

   To the knowledge of the Company, none of the Company's officers, employees, consultants, distributors, agents, representatives or advisors has entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

3.10 Compliance; Permits; Restrictions

   (a) Neither the Company nor any of its subsidiaries is, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected and, in either case, which default or violation would have a Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

   (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Company (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance in with the terms of the Company Permits, except where the failure to do so would not have a Material Adverse Effect.

3.11 Litigation

   There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the knowledge of the Company, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company or any of its subsidiaries which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Exchange Act which has not been disclosed in the Company's Exchange Act filings. To the knowledge of the Company, no Governmental Entity has at any time challenged or questioned in writing the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

3.12 Brokers' and Finders' Fees

   Except for fees payable to Banker pursuant to an engagement letter dated June 14, 2000, as amended, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.13 Employee Benefit Plans

  3.13.1 Employee Benefit Plan Listing

   Schedule 3.13.1 to the Company Schedules contains a complete and accurate list of all material Employee Benefit Plans other than the Option Plans. Neither the Company nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional material Employee Benefit Plan, or to modify or amend any existing material Employee Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by the Company, any ERISA Affiliate or any other person relating to any material Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. Except as disclosed in the Company Schedules, the terms of each material Employee Benefit Plan permit the Company or its ERISA Affiliates to amend or terminate such Employee Benefit Plan at any time and for any reason without material penalty or material liability. Except as disclosed in the Company Schedules, none of the rights of the Company or any ERISA Affiliate under any material Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated in (or by) this Agreement.

  3.13.2 Documents Provided

   The Company has delivered or will deliver to Parent within ten (10) business days after the execution of this Agreement true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following:
(a) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) all summary plan descriptions, summaries of material modifications and all employee manuals or communications filed or distributed with respect to such

Employee Benefit Plan during the last three years; (c) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (d) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (e) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company since the date of the most recently completed and filed annual report; (f) all correspondence to or from any Governmental Entity relating to such Employee Benefit Plan; (g) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; (h) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (i) the most recent registration statement, annual report (Form 11-
K) and prospectus prepared in connection with such Employee Benefit Plan.

  3.13.3 Compliance

   With respect to each material Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (b) the Company, each ERISA Affiliate, each fiduciary of such Employee Benefit Plan and all other persons have, at all times, properly performed all material obligations, whether arising by operation of law or by contract, required to be performed by any of them in connection with such Employee Benefit Plan; (c) none of the Company, any ERISA Affiliate or any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law in any material respect; (d) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (e) neither the Company nor any ERISA Affiliate has incurred, and there exists no condition or set of circumstances in connection with which the Company, any ERISA Affiliate, Parent, Purchaser or the Surviving Corporation could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation or pursuant to any indemnification or similar agreement with respect to such Employee Benefit Plan.

  3.13.4 Qualification

   Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. No fact exists or is reasonably expected by the Company or any ERISA Affiliate to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

  3.13.5 Contributions and Premium Payments

   All contributions, premiums and other payments (including, without limitation, administrative costs, such as trustee and service provider fees) due or required to be paid to (or with respect to) each material Employee

Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Company Balance Sheet.

  3.13.6 Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements.

   Neither the Company nor any ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of
Section 4063 or 4064 of ERISA or Section 413(c) of the Code, any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or any multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

  3.13.7 Post-Termination Benefits

   Except as disclosed in the Company Schedules, none of the Company, any ERISA Affiliate or any material Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any ERISA Affiliate, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (c) deferred compensation that is accrued as a current liability on the Company Balance Sheet.

  3.13.8 Suits, Claims and Investigations

   Except as disclosed in the Company Schedules, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and each ERISA Affiliate, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company and each ERISA Affiliate, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other Governmental Entity, and, to the knowledge of the Company or any ERISA Affiliate, no such action is contemplated or under consideration by the IRS, the DOL or any other Governmental Entity.

  3.13.9 Payments Resulting From Transactions

   Except as disclosed in the Company Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in (or by) this Agreement, will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, any ERISA Affiliate, Parent, Purchaser, the Surviving Corporation or any Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company, any ERISA Affiliate, Parent, Purchaser or the Surviving Corporation to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

  3.13.10 Insured Benefits

   With respect to any Employee Benefit Plan that is funded wholly or partially through a third party insurance policy, there will be no liability, as of the Effective Time, under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

  3.13.11 Definitions

   As used in this Agreement, the following terms shall have the following meanings:

     (a) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code).

     (b) "DOL" means the United States Department of Labor.

     (c) "Employee Benefit Plan" means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit (within the meaning of Section 132 of the Code) or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company or any ERISA Affiliate (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company or any ERISA Affiliate has (or could have) any obligation or liability.

     (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (e) "ERISA Affiliate" means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other organization, entity or person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     (f) "HIPAA" means the Health Insurance Portability and Accountability Act of 1997, as amended.

     (g) "IRS" means the United States Internal Revenue Service.

3.14 Employees; Labor Matters

   To the Company's knowledge, no employee of the Company (a) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (b) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company except for terminations of a nature and number that are consistent with the Company's prior experience. Company Schedule 3.14 lists all collective bargaining agreements that are binding on the Company. To the Company's knowledge, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of the Company or any of its subsidiaries. To the Company's knowledge, the Company and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, OSHA, ERISA, WARN or any similar state or local law).

3.15 Environmental Matters

   (a) Hazardous Material. To the Company's knowledge, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies, are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

   (b) Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, except where such violation would not have a Material Adverse Effect.

   (c) Permits. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") material and necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

   (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or the Company's knowledge, threatened concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any material environmental litigation or impose upon the Company any material environmental liability.

   The Cablecure(R) and CableBlock(R) services provided to customers have been conducted in compliance with all applicable environmental and safety laws, and have not resulted in any soil contamination or given rise to any claims of which the Company has notice, nor to the Company's knowledge, is there any basis for any such claims.

3.16 Agreements, Contracts and Commitments

   Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries is a party to or is bound by:

   (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

   (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, stock purchase plan or restricted stock purchase agreement, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

   (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Company or any of its subsidiaries and any of its officers or directors;

   (d) any agreement, contract or commitment currently in force containing any covenant limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

   (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

   (f) any material joint marketing or development agreement.

   Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment to which the Company or any of its subsidiaries is a party of the type described above or any other material agreement, contract or commitment (any such agreement, contract or commitment, as well as any agreement, contract or commitment that is an exhibit to any Company SEC Report, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to the Company.

3.17 Change of Control Payments

   The Company Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company as a result of or in connection with the Offer and/or the Merger.

3.18 Board Approval

   The Board of Directors of the Company has, as of the date of this Agreement
(a) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of the Shares, (b) approved and adopted this Agreement and the transactions contemplated hereby and (c) resolved to recommend that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby and thereby.

3.19 Fairness Opinion

   The Company's Board of Directors has received a written opinion from Banker to the effect that the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view, and the Company has delivered to Parent a copy of such opinion.

3.20 State Anti-Takeover Statutes Not Applicable; Company Rights Plan

   The Board of Directors of the Company has taken all actions so that (a) the restrictions contained in Chapter 23B.19 of the Washington Business Corporation Act and Section 203 of the DGCL will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement, (b) approval of shareholders holding sixty-seven percent (67%) of the outstanding shares will be sufficient under the DGCL to approve the Merger, and (c) the execution, delivery and performance of this Agreement and the consummation of the Merger will not cause any change, effect or result under the Rights Agreement, dated as of November 6, 1998, between the Company and American Stock Transfer and Trust Company (the "Company Rights Plan") which is adverse to the interests of Purchaser or Parent. Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Company Rights Plan has been (or will be within five business days of the date hereof) amended to (i) render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) neither Parent nor Purchaser is an Acquiring Person (as defined in the

Company Rights Plan) pursuant to the Company Rights Plan by virtue of the Offer or the Consummation of the Merger or the other transactions contemplated hereby and thereby and (y) a Distribution Date or Shares Acquisition Date (as such terms are defined in the Company Rights Plan) does not occur by reasons of the execution of this Agreement, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby, and such amendment may not be further amended by Company without the prior consent of Parent in its sole discretion.

3.21 Offer Documents; Proxy Statement

   Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times that the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the shareholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") or the information statement to be sent to such shareholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied to the Company by Parent or Purchaser which is contained in the foregoing document.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

   Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

4.1 Organization and Qualification

   Each of Parent and Purchaser is a corporation duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

4.2 Corporate Power, Authorization and Enforceability

   Each of Parent and Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser, the performances by each of Parent and Purchaser of their respective obligations hereunder and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each Parent and Purchaser and no other corporate action on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

4.3 No Conflict; Required Filings and Consents

   (a) Assuming satisfaction of all applicable requirements referred to in
Section 4.3(b) below, the execution and delivery of this Agreement by Parent and Purchaser, the compliance by Parent and Purchaser with the provisions hereof and the consummation by Parent and Purchaser of the transactions contemplated hereby will not conflict with or violate (i) any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to Parent and Purchaser or any of their properties, other than such conflicts or violations which individually or in the aggregate do not and will not have a material adverse effect on the business, properties, assets, results of operations or financial condition of Parent and Purchaser, taken as a whole, or (ii) conflict with or violate the Articles of Incorporation or Bylaws of Parent and the Certificate of Incorporation or Bylaws of Purchaser.

   (b) Other than in connection with or in compliance with the provisions of the DGCL, the Exchange Act, the "takeover" or "blue sky" laws of various states and the HSR Act, (i) neither Parent nor Purchaser is required to submit any notice, report, registration, declaration or other filing with any Governmental Entity in connection, with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained by Parent and Purchaser in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement. None of the information supplied by Parent and Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

4.4 Schedule TO

   Neither the Schedule TO nor the Offer Documents, nor any of the information supplied by Parent and Purchaser for inclusion in the Schedule 14D-9, shall at the respective times the Schedule TO or the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders or upon the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading (except for information supplied by the Company for inclusion in the Schedule TO and the Offer Documents, as to which Parent and Purchaser make no representation).

4.5 Available Funds

   Parent has or has available to it, and will make available to Purchaser, all funds necessary to satisfy all of Parent's and Purchaser's obligations under this Agreement and in connection with the transaction contemplated hereby, including, without limitation, the obligation to purchase all outstanding Shares pursuant to the Offer and the Merger and to pay all related fees and expenses in connection with the Offer and the Merger.

                                   ARTICLE V

                                   COVENANTS

5.1 Conduct of Business by the Company

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Article V shall include the Company and each of its subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, the Company will promptly notify Parent of any material event involving its business or operations.

   In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, the Company shall not do any of the following, and shall not permit any of its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

   (c) Other than with respect to the proposed licensing and joint venture arrangement with Mr. T. Chen and affiliates (the "Chen Transaction"), transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company's intellectual property or other proprietary rights, or enter into grants to future patent rights, other than in the ordinary course of business, consistent with past practice;

   (d) Buy any intellectual property of a third party or enter into any license agreement with respect to the intellectual property of any third party for an acquisition or license, the price for which exceeds $50,000 individually (or in the aggregate for a single third party), other than "shrink wrap," "click wrap," and similar widely available commercial end-user licenses;

   (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company or split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company;

   (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof (which repurchase rights the Company shall be obligated to exercise if the repurchase price is less than the Merger Consideration);

   (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of Shares pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement;

   (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

   (i) Other than with respect to the Chen Transaction, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances;

   (j) Other than with respect to the Chen Transaction, sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

   (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities, or guarantee any debt securities of others;

   (l) Adopt or amend any employee benefit or employee stock purchase or employee option plan (other than is necessary to comply with law), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

   (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

   (n) Other than with respect to the Chen Transaction, make any grant of exclusive rights to any third party;

   (o) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement involving payments of $50,000 or more to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

   (p) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

   (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes in an amount in excess of $50,000 in the aggregate;

   (r) Commence any litigation or settle any litigation for an amount in excess of the greater of $100,000 in the aggregate or the amount reserved in respect thereof in the Company Balance Sheet, as set forth in Section 5.1 of the Company Schedules; or

   (s) Agree in writing or otherwise to take any of the actions described in
(a) through (r) above.

   With respect to the actions described in (a), (b) and (l) above, the Company further represents and warrants that it has not taken any such actions since March 31, 2000, other than the authorization of the annual bonuses in April 2000 and their payment in May 2000.

5.2 Access to Information; Confidentiality

   (a) Subject to and in accordance with the terms and conditions of that certain letter dated May 24, 2000 between Parent and the Company (the "Confidentiality Agreement"), from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of Parent, Purchaser and their affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with Parent or Purchaser, and their respective officers, employees and agents, reasonable access at all reasonable times to its officers, employees, agents, properties, books, records and contracts, and shall furnish Parent, Purchaser and their affiliates and the attorneys, banks, other financial institutions and investment banks working with Parent or Purchaser, all financial, operating and other data and information as they reasonably request.

   (b) Subject to the requirements of law, Parent and Purchaser shall, and shall use their reasonable efforts to cause their officers, employees and agents, and the attorneys, banks, other financial institutions and investment banks who obtain such information to, hold all information obtained pursuant to this Agreement or the Confidentiality Agreement in accordance with the terms and conditions of the Confidentiality Agreement.

   (c) No investigation pursuant to this Section 5.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.3 Proxy Material; Stockholders' Meeting

   (a) The Company and each of Parent and Purchaser shall prepare and file, or shall cause to be prepared and filed, with the SEC those documents, schedules and amendments and supplements thereto required to be filed with respect to the transactions contemplated by this Agreement. The Company, acting through its Board of Directors, shall, if necessary, cause the Company Stockholders' Meeting to be duly called (including establishing the record date, if requested, to be a date immediately after the date the Purchaser first purchases any Shares pursuant to the Offer) and shall give notice of, convene and hold the Company Stockholders' Meeting as soon as practicable, and at such time and place designated by Parent or Purchaser, for the purpose of approving the Merger, this Agreement and any other actions contemplated hereby which require the approval of the Company's stockholders. The Company shall recommend to its stockholders approval of the Merger and take all reasonable actions necessary to solicit such approval. The Company shall use its best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Purchaser, shall respond promptly to any comments of the SEC relating to any preliminary proxy statement regarding the Merger and the other transactions contemplated by this Agreement and to cause the Proxy Statement to be mailed to its stockholders, all at the earliest practicable time. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC with respect to the Proxy Statement or the Company Stockholders' Meeting, each party shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the Company's stockholders such amendment or supplement. The Proxy Statement and all amendments and supplements thereto shall comply with applicable law and be in form and substance satisfactory to each of Parent and Purchaser and the Company. The Company, acting through its Board of Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote, to the extent possible, for the approval and adoption of this Agreement and the Merger and shall disclose, to the extent possible, that each of the Company's directors and executive officers intend to tender all outstanding shares beneficially owned by such persons to Purchaser pursuant to the Offer unless to do so would subject such person to liability under Section 16(b) of the Exchange Act. The Company shall solicit from stockholders of the Company proxies in respect of such approval and adoption and shall, subject to applicable law, take all other actions necessary or, in the reasonable judgment of Parent and Purchaser, advisable to secure the vote or consent of the Company's stockholders required by the DGCL to effect the Merger.

   (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least ninety percent (90%) of the outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Article VI, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting and without a vote of the Company's stockholders, in accordance with the DGCL.

5.4 No Solicitation; Break-up Fee

   (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Company. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Parent of the terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

   (b) Notwithstanding the provisions of paragraph (a) above, prior to consummation of the Offer, the Company may participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment determines, upon advice of its independent financial advisors, would result in a transaction more favorable than the Offer and the Merger to the shareholders of the Company from a financial point of view and for which there would not be a financing condition or contingency, (a "Superior Proposal"). In the event the Company receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from recommending such Superior Proposal to the Company's stockholders, provided that (i) the Board determines in good faith that such action is required by its fiduciary duties under applicable law; (ii) the Company shall not recommend to its stockholders a Superior Proposal until at least two (2) business days after Parent's receipt of a copy of such Superior Proposal (or a description of its terms and conditions, if not in writing); and (iii) the Company shall not recommend to its stockholders a Superior Proposal unless the Company shall have terminated this Agreement and paid the Break-up Fee pursuant to Section 7.3(c).

   (c) Notwithstanding anything to the contrary herein, the Company will not provide any non-public information to a third party unless: (x) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously delivered to Parent.

   (d) Nothing contained in this Section 5.4 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or (b) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, upon the advice of outside counsel, failure so to disclose would constitute a breach of its fiduciary duties to the Company's shareholders under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.4(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. The taking of a position by the Company pursuant to Rule 14e-2(a)(2) or (3) of the Exchange Act in respect of an Acquisition Proposal shall not be deemed a withdrawal, a modification or a proposal to withdraw or modify its position with respect to the Acquisition for purposes hereof.

5.5 Public Announcements

   Parent and Purchaser on the one hand and the Company on the other hand will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. This Section 5.5 shall supersede any conflicting provisions in the Confidentiality Agreement.

5.6 Notification of Certain Matters

   (a) The Company shall give prompt notice (which notice shall state that it is delivered pursuant to Section 5.6(a) of this Agreement) in writing to Parent, and Parent and Purchaser shall give prompt notice in writing to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement through the Effective Time and (ii) any failure of the Company, Parent or Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

   (b) The Company shall give prompt notice in writing (which notice shall state that it is delivered pursuant to Section 5.6(b) of this Agreement) to Parent of (i) any act, omission to act, event or occurrence which, with the passage of time or otherwise, would likely have a Material Adverse Effect on the Company and (ii) any material contingent liability of the Company or any of its subsidiaries for which such party reasonably believes it will, with the passage of time or otherwise, become liable; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

5.7 Actions by Company

   Subject to the terms and conditions hereof, the Company shall, and shall cause its subsidiaries to, cooperate with Parent and Purchaser and take all such actions as may be reasonably requested by Parent and Purchaser to accomplish the Merger.

5.8 Officers' and Directors' Indemnification

   (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the "Indemnified Parties"). The Restated Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Restated

Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

   (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 150% of such annual premium).

5.9 Employment Agreements

   Prior to commencement of the Offer, the Company shall offer to enter into employment agreement (the "Employment Agreement") with William Weisfield, which Employment Agreement shall be substantially in the form of Exhibit A hereto or such other terms as may be accepted in writing by Parent.

5.10 Additional Agreements

   (a) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Offer and the Merger) and to cooperate with each other in connection with the foregoing.

   (b) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use (i) all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, and (ii) all reasonable efforts to obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the HSR Act, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and to fulfill all conditions to this Agreement.

5.11 Other Actions by the Company

   If any "fair price," "moratorium," "control share acquisition," "shareholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Offer or the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby.

5.12 Company Options

   As soon as reasonably practicable following the date of this Agreement, the board of directors of the Company (or, if appropriate, any committee administering the Option Plans) shall adopt resolutions or take such other actions as may be reasonably requested by Purchaser (which resolutions or other actions may be contingent on the Purchaser acquiring pursuant to the Offer such number of Shares which satisfies the Minimum Condition) as may be required to effect the following: (i) adjust the terms of all outstanding Company Options, whether vested or unvested, as necessary to provide that each Company Option outstanding, including all vested and unvested Company Stock Options, shall be canceled effective immediately prior to the Effective Time, with the holder thereof becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) $6.125 over (2) the exercise price per share of the Common Stock subject to such Company Option, multiplied by (B) the number of shares of the Common Stock for which such Company Option shall not theretofore have been exercised; provided, however, that all amounts payable pursuant to this Section 5.12 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and to receipt of the written consent of the holder thereof and shall be paid at or as soon as practicable following the Effective Time, without interest; and (ii) make such other changes to the Company Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

5.13 Stock Option Plans

   The Company agrees to take all necessary actions to ensure that all offering periods outstanding under the Company's Stock Option Plans terminate immediately prior to the Effective Time, and to ensure that the Stock Option Plans terminate immediately prior to the Effective Time.

5.14 Employee Benefit Plans

   The Company and its ERISA Affiliates each agree to adopt resolutions that terminate or amend their respective 401(k) plans or other Employee Benefit Plans in accordance with any directions given by Parent prior to the Effective Time (the form and substance of which resolutions shall be subject to review and approval by Parent), such terminations or amendments to be effective prior to the Effective Time (but which may be contingent on the Purchaser acquiring pursuant to the Offer such number of Shares which satisfies the Minimum Condition).

5.15 Stockholder Litigation

   The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement until the purchase of Company Common Stock pursuant to the Offer, and thereafter, shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no settlement of such litigation shall be agreed to without Parent's consent; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

6.1 Conditions to the Obligations of Each Party to Effect the Merger

   The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

   (a) If required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

   (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   (c) Shares shall have been purchased pursuant to the Offer.

   (d) No temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or order shall be in effect which would (i) make the acquisition or holding by Parent or its affiliates of Shares or shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger, (ii) prohibit Parent's or Purchaser's ownership or operation of, or compel Parent or Purchaser to dispose of or hold separate, all or a material portion of the business or assets of Purchaser, the Company or any Significant Subsidiary thereof, (iii) compel Parent, Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of Parent or any of its Subsidiaries or the Company or any of its Significant Subsidiaries, (iv) impose material limitations on the ability of Parent or Purchaser or their affiliates effectively to exercise full ownership and financial benefits of the Surviving Corporation, or (v) impose any material condition to the Offer, this Agreement or the Merger.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

7.1 Termination

   This Agreement may be terminated, at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

   (a) by mutual written agreement of the Boards of Directors of Parent and the Company;

   (b) by either Parent or the Company;

     (i) if the Offer shall be terminated or expire without any Shares having been purchased pursuant to the Offer; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement; or

     (ii) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

   (c) by Parent or Purchaser:

     (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that shareholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

     (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the shareholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing;

     (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the shareholders of the Company accept the Offer;

     (iv) prior to the purchase of Shares pursuant to the Offer, in the event that the conditions to the Offer set forth in clause (i) or (ii) of Annex I shall not be satisfied or if any of the events set forth in clause
  (iii) thereof shall have occurred; or

     (v) if the Company is in material breach of any of its covenants or obligations under this Agreement, or if there shall have been or be any material inaccuracy in the representations and warranties of the Company contained in this Agreement, either as of the date of this Agreement or subsequently;

   (d) by the Company:

     (i) if the Offer shall not have been commenced in accordance with
  Section 1.1, or Parent or Purchaser shall have failed to purchase validly tendered Shares in violation of the terms of the Offer within ten business days after the expiration of the Offer; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement;

     (ii) if the Board of Directors of the Company has resolved to, and in fact does, recommend to the Company's Shareholders that they accept a Superior Proposal, provided that all the provisions of Section 5.4 have been fully complied with, and provided further that the Company shall have paid to Parent the entire Break-up Fee as provided in Section 7.3(b);

     (iii) prior to the purchase of Shares pursuant to the Offer, if Parent or Purchaser is in material breach of any of its covenants or obligations under this Agreement, or any representation or warranty of Parent or Purchaser contained in this Agreement shall have been incorrect, in any material respect, when made or shall have since ceased to be true and correct in any material respect; or

     (iv) prior to the purchase of Shares pursuant to the Offer, in the event that the conditions to the Offer set forth in clause (i) of Annex I shall not be satisfied or if any of the events set forth in clause (iii)(A)(1) thereof shall have occurred.

7.2 Procedure and Effect of Termination

   In the event of the termination of this Agreement by the Company or Parent or both of them pursuant to Section 7.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except as set forth in Sections 5.4(b) and 7.3. Sections 5.4(b), 7.2, 7.3 and Article VIII shall survive the termination of this Agreement.

7.3 Fees and Expenses

   (a) Except as otherwise provided in this Agreement and whether or not the transactions contemplated by the Offer and this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by the Offer and this Agreement shall be paid by the party incurring such expenses.

   (b) Parent has advanced the Company $50,000 pursuant to a Non-Solicitation and Expense Reimbursement Agreement dated June 14, 2000 between Parent and Company (the "Non-Solicitation and Expense Reimbursement Agreement") and shall, upon signing of this Agreement, advance to the Company $225,000 to fund additional expenses to be incurred by the Company in connection with the transactions contemplated by this Agreement. The Company shall repay to Parent these advances in the event Parent or the Purchaser terminates this Agreement pursuant to Section 7.1(c)(v). The parties acknowledge that the Non-Solicitation and Expense Reimbursement Agreement is terminated as of the date hereof.

   (c) The Company shall pay to Parent, in same day funds, upon demand, (i) a fee of U.S. $2 million (the "Break-up Fee"), if any of the following shall occur:

     (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that shareholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

     (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the stockholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing; or

     (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the stockholders of the Company accept the Offer.

   (d) Parent, Purchaser and the Company agree that the agreement contained in paragraph (c) above is an integral part of the transactions contemplated by this Agreement, and that without such agreement, Parent and Purchaser would not have entered into this Agreement. The parties acknowledge that the damages to Parent and Purchaser in the event this Agreement is breached by the Company would be extremely costly and impractical to calculated and that such amount constitutes reasonable liquidated damages and reasonable compensation to Parent and Purchaser for the loss likely to be sustained thereby and is not a penalty.

   (e) Parent shall pay for filing fees related to compliance with requirements of the HSR Act.

7.4 Amendment

   This Agreement may be amended by each of the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in writing signed by all of the parties, (ii) any such waiver, amendment or supplement by the Company shall be effective as against the Company only if approved by a majority of the Continuing Directors and (iii) after adoption of this Agreement and the Merger by the shareholders of the Company, no amendment may be made without the further approval of the shareholders of the Company which reduces the Merger Consideration or changes the form thereof or changes any other terms and conditions of this Agreement if the changes, alone or in the aggregate, would materially adversely affect the shareholders of the Company.

7.5 Waiver

   At any time prior to the Effective Time, whether before or after the Company's Shareholders Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the provisions of Section 7.4, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1 Severability

   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.2 Notices

   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given, or made as of the date delivered if sent via telecopier or delivered personally (including, without limitation, delivery by commercial carrier next-day delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by similar notice, except that notices of changes of address shall be effective upon receipt):

   (a) If to Parent or Purchaser:

     InfrastruX Group, Inc.
     411-108th Avenue NE
     Bellevue, Washington 98004
     Attention: John Durbin
     Telecopier No.: (425) 462-3300

   With copies to:

     Perkins Coie LLP
     1201 Third Avenue, Suite 4800
     Seattle, WA 98101-3099
     Attention: Andrew Bor
     Telecopier No.: (206) 583-8500

   (b) If to the Company:

     UTILX Corporation
     22820 Russell Road
     P.O. Box 97009
     Kent, Washington 98064-9709
     Attention: William Weisfield
     Telecopier No.: (253) 395-4636

   With copies to:

     Graham & Dunn PC
     1420 Fifth Avenue, 33rd Floor
     Seattle, WA 98101
     Attention: Carmen L. Smith
     Telecopier No.: (206) 340-9599

8.3 Entire Agreement; No Third Party Beneficiaries; No Assignment

   This Agreement, Annex I, the documents delivered pursuant hereto or in connection herewith, and the Confidentiality Agreement (i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including the Non-Solicitation and Expense Reimbursement Agreement), (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (iii) may not be assigned, except that Parent or Purchaser may assign their rights hereunder in whole or in part to one or more direct or indirect subsidiaries or affiliates of Parent which, in written instruments reasonably satisfactory to the Company, shall agree to make all representations and warranties of Purchaser set forth herein and shall agree to assume all of such party's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve the assignor of its obligations hereunder.

8.4 Interpretation; Knowledge

   (i) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (ii) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that any of the directors, Chief Executive Officer or Chief Financial Officer) of the parties, as the case may be, have knowledge of such matter and knowledge that could have been obtained by such persons with respect to those matters that would cause a reasonable person, in a similar position, to investigate the matter further and that could have been obtained from such investigation without undue effort.

8.5 Counterparts

   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.6 Other Remedies; Specific Performance

   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.7 Governing Law

   This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within King County, Washington, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8.8 Rules of Construction

   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.9 WAIVER OF JURY TRIAL

   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          INFRASTRUX GROUP, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          INFRASTRUX ACQUISITION, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          UTILX CORPORATION

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    ANNEX I

                            CONDITIONS OF THE OFFER

   The term "Agreement" as used in this Annex I shall mean the Agreement and Plan of Merger to which this Annex I is attached, and all capitalized terms used in this Annex I and not defined in this Annex I shall have the respective meanings set forth in the Agreement.

   Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time, Purchaser shall not be required to accept for payment, purchase or pay for, or may terminate or amend the Offer and may postpone the acceptance of, and payment for, subject to Rule 14e-1(c) under the Exchange Act (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any Shares tendered pursuant to the Offer if:

   (i) any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated prior to the Expiration Date;

   (ii) the Minimum Condition is not satisfied;

   (iii) at any time on or after the date of the Agreement, any of the following events shall be determined by Parent or Purchaser to have occurred:

     (A) there shall have been any action taken or threatened, or any statute, rule, regulation, judgment, temporary restraining order, preliminary or permanent injunction or other order, decree or ruling proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger by any Governmental Entity or arbitration panel that could reasonably be expected to, directly or indirectly, (1) make the acceptance for payment or the payment for, or the purchase of some or all of the Shares pursuant to the Offer illegal or otherwise delay, restrict or prohibit consummation of the Offer or the Merger or the consummation of any transaction contemplated by the Merger Agreement, (2) result in a delay in or restrict the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, (3) require the divestiture by Parent, Purchaser, the Company or any of their respective Subsidiaries or affiliates of all or any portion of the business, assets or property of any of them or any Shares or impose any material limitation on the ability of any of them to conduct their business and own such assets, property or Shares, (4) impose any material limitation on the ability of Parent, Purchaser or their affiliates to acquire or hold or to exercise effectively all rights of ownership of the Shares, including the right to vote any Shares purchased by any of them on all matters properly presented to the shareholders of the Company, including, without limitation, the adoption and approval of the Agreement and the Merger, (5) result in a material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Offer or the Agreement (other than legislation or rule-making affecting the industry as a whole), or (6) impose any material condition to the Offer, the Agreement or the Merger unacceptable to Parent or Purchaser; or

     (B) the Company shall have failed to obtain all of the consents of third parties set forth in Exhibit B by the Expiration Date; or

     (C) the Company shall have breached, or failed to comply with, in any material respect, any of its covenants or obligations under the Agreement or there shall have been or be any material inaccuracy in the representations and warranties of the Company contained in the Agreement, either as of the date of this Agreement or subsequently; or

     (D) the Board of Directors of the Company or any committee thereof shall have (1) withdrawn or modified (including without limitation, by amendment of the Company's Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or the Agreement,
  (2) approved or recommended any Acquisition Proposal by a third party other than the Offer and the

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

  Merger, (3) publicly resolved to do any of the foregoing, or (4) upon a request to reaffirm the Company's approval or recommendation of the Offer, the Agreement or the Merger, the Board of Directors of the Company shall fail to do so within two business days after such request is made; or

     (E) the Agreement shall have been terminated in accordance with its terms; or

     (F) there shall have occurred any Material Adverse Effect on the Company, or any event, fact or change which could reasonably be expected to result in a Material Adverse Effect on the Company.

   The foregoing conditions are for the sole benefit of Parent, Purchaser and their affiliates and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition. All the foregoing conditions may be waived by Parent or Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise its rights with respect to the foregoing conditions shall not be deemed a waiver of any such condition, and each condition shall be deemed an ongoing condition with respect to which Parent or Purchaser may assert its rights at any time and from time to time.

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